Exhibit 10.15

Execution Version

THIRD AMENDMENT TO TERM LOAN CREDIT AGREEMENT

This THIRD AMENDMENT TO TERM LOAN CREDIT AGREEMENT, dated as of July 28, 2023 (this “Amendment”), is by and among TopLids LendCo, LLC (“TopLids”), in its capacity as administrative agent pursuant to the Existing Credit Agreement defined below (in such capacity, the “Administrative Agent”), the Lenders party hereto (which Lenders comprise all Lenders under the Existing Credit Agreement as of the date hereof), Barnes & Noble Education, Inc., a Delaware corporation (the “Borrower”), and the other parties party hereto as “Guarantors” (collectively with the Borrower, the “Loan Parties”).

W I T N E S E T H :
WHEREAS, the Administrative Agent, TopLids, in its capacity as collateral agent pursuant to the Existing Credit Agreement (in such capacity, the “Collateral Agent”), the Persons signatory thereto as Guarantors and the lenders from time to time party thereto (collectively, the “Lenders”) are parties to that certain Term Loan Credit Agreement, dated June 7, 2022 (as amended by that certain First Amendment to Term Loan Credit Agreement, dated as of March 8, 2023, as amended by that certain Second Amendment to Term Loan Credit Agreement, dated as of May 24, 2023, and as further amended, restated, amended and restated, supplemented or modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended, restated, amended and restated, supplemented or modified from time to time, including pursuant to this Amendment, the “Amended Credit Agreement”; capitalized terms used but not defined herein shall have the meanings set forth in the Existing Credit Agreement).
WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended to, among other things, (a) extend the Maturity Date and (b) make certain other amendments to the Existing Credit Agreement, as more specifically set forth herein.
WHEREAS, by this Amendment and subject to the terms and conditions set forth herein, the Administrative Agent, the Lenders, the Borrower and the Guarantors desire and intend to evidence the aforementioned amendments to the Existing Credit Agreement.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendments to Existing Credit Agreement. Subject to the terms and conditions hereof, including the conditions set forth in Section 2 of this Amendment, the Existing Credit Agreement (other than the annexes, schedules, and exhibits thereto) is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), and to move from its location the stricken text in green (indicated textually in the same manner as the following example: ~~moved from text~~) and to move into its new location the double-underlined text in green (indicated textually in the same manner as the following example: moved to text), as set forth in the Amended Credit Agreement attached hereto as Annex I.
2.Conditions Precedent. This Amendment shall be effective at 11:59 p.m. (New York City time) on the date that each of the following conditions precedent are satisfied or waived by the Administrative Agent and the Lenders (the date of such satisfaction or waiver, the “Third Amendment Effective Date”):
(a)the Administrative Agent shall have received (unless otherwise specified) each of the following documents or instruments each of which shall be originals, facsimiles or other electronic transmission (in the case of facsimiles or other electronic transmission followed promptly by originals) unless otherwise specified, in form and substance reasonably acceptable to the Administrative Agent:
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(i)this Amendment, duly executed and delivered by the Loan Parties, the Administrative Agent and each Lender
(ii)that certain Eighth Amendment to Credit Agreement, dated as of the date hereof, duly executed and delivered by the Loan Parties (as defined in the First Lien Credit Agreement), the First Lien Agent and the lenders under the First Lien Credit Agreement (the “ABL Amendment”);
(iii)that certain Mutual Consent and Agreement, dated as of the Third Amendment Effective Date, by and among the Administrative Agent, the Lenders, the First Lien Agent, and the Loan Parties; and acknowledged and agreed to by the Borrower and the other Loan Parties;
(iv)that certain Side Letter Agreement Amending the Merchandising Agreement and E-Commerce Agreement, dated as of the Third Amendment Effective Date, duly executed by each of the parties thereto;
(v)an engagement letter re: CRO services, dated as of the Third Amendment Effective Date, between Berkeley Research Group, LLC and the Borrower, duly executed by each of the parties thereto;
(vi)an amendment, dated as of the Third Amendment Effective Date, to that certain Engagement Letter, dated as of August 26, 2022 (and as amended by that certain First Amendment to Engagement Letter, dated as of March 3, 2023), between the Loan Parties and Houlihan Lokey Capital, Inc., duly executed by each of the parties thereto;
(vii) an amendment, dated as of the Third Amendment Effective Date, to the VitalSource Supply Contract (as defined in the Amended Credit Agreement) duly executed by each of the parties thereto;
(viii)a certificate of a duly authorized officer of the Borrower, which certificate shall attach and certify to true, correct and complete (x) form of resolutions to be adopted by the board of directors of the Borrower as set forth in Section 6.25 of the Amended Credit Agreement, (y) the Merchandising Agreement, including all schedules, annexes and amendments thereto and (z) the VitalSource Supply Contract, including all schedules, annexes and amendments thereto; and
(ix)a certificate from a Responsible Officer of each Loan Party, in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Third Amendment Effective Date, certifying as being true, correct and complete, copies attached thereto (certified by a governmental official, where applicable) of: (w) good standings in such entities’ jurisdiction of organization and primary place of business/chief executive office, (x) current, certified charters or certificates of formation and bylaws, limited liability company agreements or other applicable organizational documents, (y) resolutions or other corporate action with respect to this Amendment and the transactions contemplated hereby (the “Third Amendment Transactions”) and (z) incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment.
(b)no order, injunction or judgment shall have been entered prohibiting the closing of this Amendment;
(c)no Default or Event of Default shall have occurred or be continuing; and
(d)all representations and warranties contained in this Amendment (including those made in Section 3 hereof) are true and correct on and as of the Third Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable
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or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto.
3.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Borrower and each other Loan Party hereby represents to the Administrative Agent and the Lenders as of the date hereof as follows:
(a)Such Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Amended Credit Agreement and the other Loan Documents to which it is a party.
(b)The execution and delivery of this Amendment by such Loan Party do not and will not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any Contractual Obligation to which such Loan Party is a party (other than Liens created under the Loan Documents in favor of the Collateral Agent for the ratable benefit of the Credit Parties or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law.
(c)This Amendment is a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
(d)As of the Third Amendment Effective Date and after giving effect to this Amendment, the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Amended Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (i) which are qualified by materiality shall be true and correct, and (ii) which are not qualified by materiality shall be true and correct in all material respects, in each case, on and as of the Third Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct, or true and correct in all material respects, as the case may be, as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent consolidated statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Credit Agreement.
(e)As of the Third Amendment Effective Date and after giving effect to this Amendment, each Loan Party has complied with and is in compliance with all of the covenants set forth in the Amended Credit Agreement, including those set forth in Article VI and Article VII of the Amended Credit Agreement.
(f)As of the Third Amendment Effective Date, both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or would result herefrom.
4.Conditions Subsequent.
(a)Within one (1) Business Day of the Third Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion):
(i)Administrative Agent shall have received the audited financial statements required by Section 6.01 of the Amended Credit Agreement, for the Fiscal Year of the Borrower ended April 2023, together with a report and unqualified opinion of a Registered Public Accounting Firm, which shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
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(ii)the Borrower shall have paid all invoiced and accrued fees and reasonable and documented expenses of the Administrative Agent, the Collateral Agent and their designated affiliates and each Lender due and payable on or before the Third Amendment Effective Date (including but not limited to the reasonable and documented fees and expenses of counsel for the Administrative Agent and each Lender in respect of this Amendment and all Credit Party Expenses).
(b)On or before August 4, 2023 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall cause to be delivered to the Administrative Agent and each Lender a favorable legal opinion of Paul Hastings LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender as to such matters concerning the Loan Parties, this Amendment, and any other Loan Documents delivered in connection herewith as the Administrative Agent may reasonably request, which legal opinion shall be in form and substance reasonably acceptable to the Administrative Agent.
(c)On or before August 7, 2023, (or such later date as may be agreed to by the Administrative Agent in its sole discretion) the Loan Parties shall deliver (or shall cause to be delivered) to the Administrative Agent updated forecasts of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries for the Fiscal Year ending April 30, 2024.
(d)On or before August 14, 2023 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall cause BNED (Texas), LLC, a Texas limited liability company, to become a Guarantor under the Loan Documents in accordance with Section 6.12 of the Amended Credit Agreement.
(e)On or before August 14, 2023 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall deliver copies of the university contracts (including all amendments thereto) with each of the institutions listed on Annex II hereto.
(f)On or before August 28, 2023 (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall cause to be delivered to the Administrative Agent all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Loan Documents.
(g)The Borrower shall deliver to the Administrative Agent and the Lenders, on a weekly basis, not later than Friday of each week, vendor/supplier status summaries in each case in form and substance reasonably satisfactory to the Administrative Agent.
(h)No later than sixty (60) days after the Third Amendment Effective Date (or such later date as may be agreed to by the Administrative Agent in its sole discretion), the Loan Parties shall cause to be delivered (or made available through access to a data room) to the Administrative Agent a copy of the most recent version of each School Agreement (as defined in the Merchandising Agreement), and all amendments thereto, then in effect. To the extent any of the School Agreements are amended, renewed, restated, amended and restated, supplemented or otherwise modified thereafter, the Loan Parties shall cause a copy such updated School Agreement to be delivered to the Administrative Agent promptly, and any event no later than fifteen (15) Business Days, after modification thereof.
For the avoidance of doubt, the Loan Parties acknowledge and agree that the failure to comply with this Section 4 shall constitute an Event of Default under Section 8.01(b) of the Amended Credit Agreement.
5.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).
6.Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.
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7.Ratification and Reaffirmation.
(a)Each Loan Party hereby consents to the amendments and modifications to the Existing Credit Agreement effected hereby, and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, as amended and modified hereby, or in any other Loan Documents to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended and modified by this Amendment. Without limiting the generality of the foregoing, the execution of this Amendment shall not constitute a novation.
(b)Each Loan Party hereby agrees and confirms that the Secured Obligations continue to be secured and guaranteed under and in accordance with the existing Loan Documents to which such Loan Party is a party, together with all other instruments and documents executed and delivered by such Loan Party as security for the Secured Obligations, and each such Loan Party hereby grants and re-grants to the Administrative Agent, for the ratable benefit of the Credit Parties, a security interest in all of such Loan Party’s right, title and interest in and to the Collateral (as defined in the Security Agreement), whether now owned or hereafter acquired by such Loan Party, wherever located, and whether now or hereafter existing or arising, as security for the payment or performance, as the case may be, in full of the Secured Obligations.
(c)Each Guarantor agrees that the Facility Guaranty (as defined in the Existing Credit Agreement) remains in full force and effect, and each Guarantor reaffirms the continued validity of, and ratifies, such Facility Guaranty, and agrees and confirms that its guarantee of the “Guaranteed Obligations” (as defined in the Existing Credit Agreement, and as amended by this Amendment) remains in full force and effect.
(d)To the extent such Loan Party is named as a debtor in any UCC financing statement in favor of the Administrative Agent (collectively, the “Existing UCC Financing Statements”), such Loan Party hereby ratifies its prior authorization for the Administrative Agent to have filed such Existing UCC Financing Statement naming such Loan Party as debtor.
8.Acknowledgements.
(a)The Loan Parties hereby reaffirm, acknowledge and agree that the Administrative Agent is entitled to engage and retain (directly or indirectly) one or more consultants or advisors from time to time in connection with the performance of its duties and obligations under the Loan Documents (including, at any time on or following the Third Amendment Effective Date), and the Loan Parties shall and shall cause its Subsidiaries to cooperate with such advisors and consultants in performing the scope of their respectful engagements.
(b)Each of the Administrative Agent, Collateral Agent and Lenders hereby acknowledges receipt of the ABL Amendment, and hereby consents and agrees to the amendments and modifications of the First Lien Credit Agreement made pursuant thereto.
9.Reference to and Effect on the Credit Agreement and the Loan Documents.
(a)On and after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b)The Existing Credit Agreement and each of the other Loan Documents, as specifically amended and modified by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
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(c)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver or novation of any right, power or remedy of any Lender, the Collateral Agent or the Administrative Agent under any of the Loan Documents, nor constitute a waiver or novation of any provision of any of the Loan Documents.
(d)The Administrative Agent, the Lenders and the Loan Parties agree that this Amendment shall be a Loan Document.
10.Waiver, Modification, Etc. No provision or term of this Amendment may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.
11.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.
12.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as to each party hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., via electronic mail in .pdf form) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.
13.Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
14.Release. In consideration of the agreements of the Administrative Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives (each Loan Party and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, the Collateral Agent and the Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, consultants, advisors, employees, agents and other representatives (the Administrative Agent, the Collateral Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, controversies, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Existing Credit Agreement, the Amended Credit Agreement or any of the other Loan Documents or transactions thereunder or related thereto. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.
TOPLIDS LENDCO, LLC, as Administrative Agent and as a Lender

By:    /s/ William D. Carr
    Name: William D. Carr
    Title: President

Barnes & Noble Education, Inc.
Third Amendment to Term Loan Credit Agreement
Signature Page

VITAL FUNDCO, LLC, as Lender

By:    /s/ KentonFreeman
    Name: Kenton Freeman
    Title: Chief Executive Officer and President
Barnes & Noble Education, Inc.
First Amendment to Credit Agreement
Signature Page

BORROWER:

BARNES & NOBLE EDUCATION, INC., a Delaware corporation

By: /s/ Michael P. Huseby
    Name: Michael P. Huseby
    Title: Chief Executive Officer

GUARANTORS:

B&N EDUCATION, LLC, a Delaware limited liability company
BARNES & NOBLE COLLEGE BOOKSELLERS, LLC, a Delaware limited liability company
BNED DIGITAL HOLDINGS, LLC, a Delaware limited liability company
BNED LOUDCLOUD, LLC, a Delaware limited liability company
BNED MBS HOLDINGS, LLC, a Delaware limited liability company (f/k/a Morocco Holdings, LLC)
MBS AUTOMATION LLC, a Delaware limited liability company
MBS DIRECT, LLC, a Delaware limited liability company
MBS INTERNET, LLC, a Delaware limited liability company
MBS SERVICE COMPANY LLC, a Delaware limited liability company
MBS TEXTBOOK EXCHANGE, LLC, a Delaware limited liability company
TEXTBOOKCENTER LLC, a Delaware limited liability company
TXTB.COM, LLC, a Delaware limited liability company

By: /s/ Michael P. Huseby
Name: Michael P. Huseby
Title: Chief Executive Officer
Barnes & Noble Education, Inc.
First Amendment to Credit Agreement
Signature Page

ANNEX I

Conformed Copy of Term Loan Credit Agreement

See attached.
Barnes & Noble Education, Inc.
First Amendment to Credit Agreement
Signature Page

Annex I to
Third Amendment Term Loan Credit Agreement ~~conformed through Second Amendment~~

TERM LOAN CREDIT AGREEMENT
Dated as of June 7, 2022
As amended by the First Amendment as of March 8, 2023 ~~and~~, as further amended by the Second Amendment as of May 24, 2023 and as further amended by the Third Amendment as of July 28, 2023 among

BARNES & NOBLE EDUCATION, INC.,
as the Borrower,

The Guarantors From Time to Time Party Hereto,

    TOPLIDS LENDCO, LLC,
as Administrative Agent and Collateral Agent,

and

The Lenders From Time to Time Party Hereto,

ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE LIENS AND SECURITY INTERESTS SECURING THE OBLIGATIONS EVIDENCED BY THIS TERM LOAN CREDIT AGREEMENT, THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT THERETO, AND CERTAIN OF THE RIGHTS OF THE PARTIES HERETO SHALL BE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR ARRANGEMENTS ENTERED INTO BY THE FIRST LIEN AGENT AND THE COLLATERAL AGENT, AND ACKNOWLEDGED BY THE BORROWER (THE “INTERCREDITOR AGREEMENT”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

~~LEGAL_US_E # 171984019.2~~
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Section        Page
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS    1
1.01    Defined Terms    1
1.02    Other Interpretive Provisions    ~~26~~28
1.03    Accounting Terms    ~~27~~29
1.04    Rounding    ~~28~~29
1.05    Times of Day; Interest Rates    ~~28~~29
1.06    [Intentionally Omitted]    ~~28~~30
1.07    Ratio Adjustments for Acquisitions and Dispositions    ~~28~~30
ARTICLE II THE COMMITMENTS AND LOANS    ~~49~~30
2.01    Loans    ~~29~~30
2.02    [Intentionally Omitted.]    ~~29~~31
2.03    [Intentionally Omitted.]    ~~29~~31
2.04    [Intentionally Omitted.]    ~~29~~31
2.05    Prepayments    ~~29~~31
2.06    Termination of Commitments    ~~30~~31
2.07    Repayment of Loans at Maturity    ~~30~~31
2.08    Interest    ~~30~~31
2.09    Fees    ~~30~~32
2.10    Computation of Interest and Fees    ~~31~~32
2.11    Evidence of Debt    ~~31~~33
2.12    Payments Generally; Administrative Agent’s Clawback    ~~31~~33
2.13    Pro Rata Treatment; Sharing of Payments by Lenders    ~~32~~34
ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY; APPOINTMENT OF BORROWER    ~~33~~35
3.01    Taxes    ~~33~~35
3.02    [Reserved]    ~~38~~39
3.03    [Reserved]    ~~38~~39
3.04    Increased Costs    ~~38~~39
3.05    [Reserved]    ~~39~~40
3.06    Mitigation Obligations; Replacement of Lenders    ~~39~~40
3.07    Survival    ~~39~~41
ARTICLE IV CONDITIONS PRECEDENT TO BORROWING    ~~39~~41
4.01    Conditions of Borrowing    ~~39~~41
ARTICLE V REPRESENTATIONS AND WARRANTIES    ~~41~~43
5.01    Existence, Qualification and Power    ~~41~~43
5.02    Authorization; No Contravention    ~~41~~43
5.03    Governmental Authorization; Other Consents    ~~42~~43

~~LEGAL_US_E # 171984019.2~~

Section        Page
5.04    Binding Effect    ~~42~~44
5.05    Financial Statements; No Material Adverse Effect    ~~42~~44
5.06    Litigation    ~~43~~44
5.07    No Default    ~~43~~45
5.08    Ownership of Property; Liens    ~~43~~45
5.09    [Intentionally Omitted.]    ~~43~~45
5.10    Insurance    ~~43~~45
5.11    Taxes    ~~43~~45
5.12    ERISA Compliance    ~~43~~45
5.13    Subsidiaries; Equity Interests    ~~44~~46
5.14    Margin Regulations; Investment Company Act    ~~44~~46
5.15    Disclosure    ~~45~~46
5.16    Compliance with Laws    ~~45~~47
5.17    Intellectual Property; Licenses, Etc.    ~~45~~47
5.18    Labor Matters    ~~45~~47
5.19    Security Documents    ~~46~~47
5.20    Solvency    ~~46~~48
5.21    [Reserved]    ~~46~~48
5.22    [Reserved]    ~~46~~48
5.23    Customer and Trade Relations    ~~46~~48
5.24    Storage Locations    ~~46~~48
5.25    OFAC    ~~46~~48
5.26    Anti-Corruption Laws    ~~47~~48
5.27    Affected Financial Institutions    ~~47~~48
5.28    Covered Entity    ~~47~~48
ARTICLE VI AFFIRMATIVE COVENANTS    ~~47~~49
6.01    Financial Statements    ~~47~~49
6.02    Certificates; Other Information    ~~48~~50
6.03    Notices    ~~50~~51
6.04    Payment of Obligations    ~~51~~52
6.05    Preservation of Existence, Etc.    ~~51~~53
6.06    Maintenance of Properties    ~~51~~53
6.07    Maintenance of Insurance    ~~51~~53
6.08    Compliance with Laws    ~~53~~54
6.09    Books and Records; Accountants; Corporate Separateness    ~~53~~54
6.10    Inspection Rights; Consultants    ~~53~~55
6.11    Use of Proceeds    ~~53~~55

~~LEGAL_US_E # 171984019.2~~

Section        Page
6.12    Additional Loan Parties; Additional Collateral; Further Assurances    ~~53~~55
6.13    [Intentionally Omitted.]    ~~55~~56
6.14    Information Regarding the Collateral    ~~55~~56
6.15    [Intentionally Omitted.]    ~~55~~57
6.16    [Intentionally Omitted.]    ~~55~~57
6.17    [Intentionally Omitted.]    ~~55~~57
6.18    [Intentionally Omitted.]    ~~55~~57
6.19    Compliance with ERISA    ~~55~~57
6.20    [Intentionally Omitted.]    ~~55~~57
6.21    Anti-Corruption Laws; Sanctions    ~~55~~57
6.22    Post-Closing Obligations    ~~55~~57
6.23    Specified Event; Specified Liquidity Transaction    58
6.24    CRO    59
6.25    Independent Board Members and Alternative Transactions Committee.    60
ARTICLE VII NEGATIVE COVENANTS    ~~56~~61
7.01    Liens    ~~56~~61
7.02    Investments    ~~58~~63
7.03    Indebtedness; Disqualified Stock    ~~60~~64
7.04    Fundamental Changes    ~~61~~65
7.05    Dispositions    ~~61~~65
7.06    Restricted Payments    ~~63~~66
7.07    ~~Prepayments~~Payments of Indebtedness    ~~63~~67
7.08    Change in Nature of Business    ~~63~~67
7.09    Transactions with Affiliates    ~~63~~67
7.10    Burdensome Agreements    ~~64~~67
7.11    Use of Proceeds    ~~64~~67
7.12    Amendment of Organizational Documents, Material Indebtedness or Certain Contracts    ~~64~~68
7.13    Corporate Name; Fiscal Year    ~~64~~68
7.14    Anti-Layering    ~~64~~68
7.15    ~~[Intentionally Omitted.]    65~~Financial Covenants.    68
7.16    ~~[Intentionally Omitted]~~Variance Covenant    ~~65~~69
7.17    Sanctions    ~~65~~70
7.18    Anti-Corruption Laws    ~~65~~70
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES    ~~65~~70
8.01    Events of Default    ~~65~~70
8.02    Remedies Upon Event of Default    ~~67~~72

~~LEGAL_US_E # 171984019.2~~

Section        Page
8.03    Application of Funds    ~~68~~73
ARTICLE IX ADMINISTRATIVE AGENT    ~~68~~74
9.01    Appointment and Authority    ~~68~~74
9.02    Rights as a Lender    ~~69~~74
9.03    Exculpatory Provisions    ~~69~~74
9.04    Reliance by Agents    ~~70~~75
9.05    Delegation of Duties    ~~70~~76
9.06    Resignation of Agents    ~~71~~76
9.07    Non-Reliance on Administrative Agent and Other Lenders    ~~71~~77
9.08    [Intentionally Omitted]    ~~72~~77
9.09    Administrative Agent May File Proofs of Claim    ~~72~~77
9.10    Collateral and Guaranty Matters    ~~73~~78
9.11    Notice of Transfer    ~~73~~79
9.12    Reports and Financial Statements    ~~73~~79
9.13    Agency for Perfection    ~~74~~79
9.14    Indemnification of Agents    ~~74~~79
9.15    Relation among Lenders    ~~75~~80
9.16    [Intentionally Omitted.]    ~~75~~80
9.17    Certain ERISA Matters    ~~75~~80
ARTICLE X MISCELLANEOUS    ~~76~~81
10.01    Amendments, Etc.    ~~76~~81
10.02    Notices; Effectiveness; Electronic Communications    ~~77~~82
10.03    No Waiver; Cumulative Remedies    ~~79~~84
10.04    Expenses; Indemnity; Damage Waiver    ~~79~~85
10.05    Payments Set Aside    ~~81~~86
10.06    Successors and Assigns    ~~81~~86
10.07    Treatment of Certain Information; Confidentiality    ~~84~~89
10.08    Right of Setoff    ~~85~~90
10.09    Interest Rate Limitation    ~~85~~90
10.10    Counterparts; Integration; Effectiveness    ~~86~~; Electronic Signatures    91
10.11    Survival    ~~87~~92
10.12    Severability    ~~87~~92
10.13    Replacement of Lenders    ~~87~~92
10.14    Governing Law; Jurisdiction; Etc.    ~~88~~93
10.15    Waiver of Jury Trial    ~~89~~94
10.16    No Advisory or Fiduciary Responsibility    ~~89~~94

~~LEGAL_US_E # 171984019.2~~

Section        Page
10.17    USA PATRIOT Act Notice    ~~90~~95
10.18    Foreign Assets Control Regulations    ~~90~~95
10.19    Time of the Essence    ~~90~~95
10.20    Press Releases    ~~90~~95
10.21    Additional Waivers; Keepwell    ~~90~~95
10.22    No Strict Construction    ~~92~~97
10.23    Attachments    ~~92~~97
10.24    Copies and Facsimiles    ~~92~~97
10.25    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~92~~97
    ~~10.26    Intercreditor Agreement…………………………………………………………………93~~
10.26    Intercreditor Agreement    98
ARTICLE XI GUARANTY    ~~93~~98
11.01    Guaranty    ~~93~~98
11.02    Guaranty of Payment    ~~93~~98
11.03    No Discharge or Diminishment of Facility Guaranty    ~~93~~98
11.04    Defenses Waived    ~~94~~99
11.05    Rights of Subrogation    ~~94~~99
11.06    Reinstatement; Stay of Acceleration    ~~94~~100
11.07    Information    ~~95~~100
11.08    [Intentionally Omitted~~]~~.]    ~~95~~100
11.09    Maximum Liability    ~~95~~100
11.10    Contribution    ~~95~~100
11.11    Liability Cumulative    ~~96~~101
11.12    ~~Release of Guarantors and Borrower    96~~[Reserved].    101
11.13    Acknowledgment and Consent to Bail-In of Affected Financial Institutions~~……………96~~    101
11.14    ~~Acknowledgment~~Acknowledgement Regarding Any Supported QFCs~~………………………...……………97~~    101

~~LEGAL_US_E # 171984019.2~~

SCHEDULES
1.03    Immaterial Subsidiaries
2.01    Commitments and Applicable Percentages
5.01    Loan Parties Organizational Information
5.06    Litigation
5.10    Insurance
5.12    ERISA Events
5.13    Subsidiaries; Equity Interests
5.18    Collective Bargaining Agreements
7.01    Other Permitted Liens
7.02    Other Permitted Investments
7.03    Other Permitted Indebtedness
10.02    Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS Form of
A    Note
B    Assignment and Assumption
C    Joinder Agreement
D-1-4    Tax Compliance Certificates

~~LEGAL_US_E # 171984019.2~~

TERM LOAN CREDIT AGREEMENT
This TERM LOAN CREDIT AGREEMENT (this “Agreement”) is entered into as of June 7, 2022, among BARNES & NOBLE EDUCATION, INC., a Delaware corporation (the “Borrower”), the Persons signatory hereto as Guarantors, each lender from time to time party hereto (collectively, the “Lenders”), and TOPLIDS LENDCO, LLC, as Administrative Agent and Collateral Agent.
The Borrower has requested that the Lenders make Loans to the Borrower, and the Lenders have indicated their willingness to lend, on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

DEFINITIONS AND ACCOUNTING TERMS
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:“Account” means “accounts” as defined in the UCC, and also means, without limitation, a right to payment of a monetary obligation, whether or not earned by performance, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit, debit or charge card or information contained on or for use with the card, including all “payment intangibles” (as defined in the UCC) consisting of amounts owing from credit card and debit card issuers and processors and all rights under contracts relating to the creation or collection of such payment intangibles.
“ACH” means automated clearing house transfers.
“Acquired Companies” means MBS Textbook Exchange, LLC, a Delaware limited liability company, MBS Direct, LLC, a Delaware limited liability company, TXTB.COM LLC, a Delaware limited liability company, TextbookCenter LLC, a Delaware limited liability company, MBS Internet, LLC, a Delaware limited liability company, MBS Automation LLC, a Delaware limited liability company, and MBS Service Company LLC, a Delaware limited liability company.
“Acquisition” means, with respect to any Person (a) the purchase of a Controlling interest in the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of another Person or of any business unit or line of business of another Person (other than acquisitions or openings of new stores in the ordinary course of business), (c) any Material Store Acquisition or (d) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person.
“Actual Cash Receipts” has the meaning specified in the First Lien Credit Agreement.
“Actual Disbursement Amounts” has the meaning specified in the First Lien Credit Agreement.
“Actual Inventory Receipts” has the meaning specified in the First Lien Credit Agreement.
“Actual Net Cash Flow” has the meaning specified in the First Lien Credit Agreement.
“Additional Commitment Lender” shall have the meaning provided in Section 2.15(c).
“Administrative Agent” means TopLids LendCo, LLC in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

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“Administrative Questionnaire” means an Administrative Questionnaire for each Lender in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent(s)” means, individually, the Administrative Agent or the Collateral Agent, and collectively means both of them.
“Agent Parties” shall have the meaning specified in Section ~~10.02(c)~~10.02(c).
“Aggregate Loan Cap” has the meaning specified in the First Lien Credit Agreement.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Alternative Transactions Committee” has the meaning specified in Section 6.25(a)(ii).
“Applicable Percentage” means with respect to any Lender at any time (i) on or prior to the Closing Date, the percentage (carried out to the ninth decimal place) of the aggregate Commitments of all Lenders at such time represented by such Lender’s Commitment at such time and (ii) thereafter, the percentage (carried out to the ninth decimal place) of the aggregate outstanding principal amount of the Loans at such time represented by the principal amount of such Lender’s Loans at such time. The initial Applicable Percentage of each Lender in respect of the Loans is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Approved Budget” has the meaning specified in the First Lien Credit Agreement.
“Approved Budget Update” has the meaning specified in the First Lien Credit Agreement.
“Approved Budget Variance Report” has the meaning specified in the First Lien Credit Agreement.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease, agreement or instrument were accounted for as a capital lease.
“Audited Financial Statements” means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended May 1, 2021, and the related consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto, and (ii) the audited financial statements delivered to the Administrative Agent from time to time pursuant to Section 6.01(a).
“Availability” has the meaning specified in the First Lien Credit Agreement.

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“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a)with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Products” has the meaning specified in the First Lien Credit Agreement.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” has the meaning specified in Section 11.14(b).
“Blocked Account Agreement” means with respect to an account established by a Loan Party, an agreement, in form and substance reasonably satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent.
“Blocked Account Bank” means each bank with whom deposit accounts are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.
“BNCB” means Barnes & Noble College Booksellers, LLC, a Delaware limited liability company.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower ~~Consultant~~Materials” has the meaning specified in Section ~~6.10(b)~~6.02.
“~~Borrower Materials~~Borrowing Base” has the meaning specified in ~~Section 6.02~~the First Lien Credit Agreement.
“~~Borrowing Base~~Budgeted Cash Receipts” has the meaning specified in the First Lien Credit Agreement.
“Budgeted Inventory Receipts” has the meaning specified in the First Lien Credit Agreement.
“Budgeted Disbursement Amounts” has the meaning specified in the First Lien Credit Agreement.
“Budgeted Net Cash Flow” has the meaning specified in the First Lien Credit Agreement.
“Business” means any and all business engaged in by any Loan Party or any Subsidiary thereof on the date hereof and any other business reasonably related, incidental or complimentary thereto.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located or in New York, New York.

~~LEGAL_US_E # 171984019.2~~

“Capital Lease Obligations” means, with respect to any Person for any period, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as liabilities on a consolidated balance sheet of such Person under GAAP and the amount of which obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (other than Leonard Riggio, his spouse, his lineal descendants, and trusts for the exclusive benefit of any such individuals or the executor or administrator of the estate or the legal representative of any of such individuals or any entity controlled by them) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40.0% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (including taking into account all such Equity Interests that such “person” or “group” has the right to acquire pursuant to any option right); or
(b)    any “change in control” or similar event as defined in the First Lien Credit Agreement; or
(c)    the Borrower ceases to own, directly or indirectly, 100% of the Equity Interests of any Loan Party, except where such failure is as a result of a transaction expressly permitted, or otherwise not prohibited, by the Loan Documents.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, and the regulations promulgated thereunder, as amended and in effect.
“Collateral” means any and all “Collateral” as defined in any applicable Security Document and all other property that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent.

~~LEGAL_US_E # 171984019.2~~

“Collateral Access Agreement” means an agreement reasonably satisfactory in form and substance to the Agents executed by (a) a bailee or other Person in possession of Collateral, or (b) a landlord of Real Estate leased by any Loan Party, in each case, including provisions pursuant to which such Person (i) acknowledges the Collateral Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens, if any, in the Collateral held by such Person or located on such Real Estate, and (iii) as to any landlord, provides the Collateral Agent with access to the Collateral located in or on such Real Estate and a reasonable time to sell and dispose of the Collateral from such Real Estate.
“Collateral Agent” means TopLids LendCo, LLC in its capacity as collateral agent under any of the Loan Documents, acting in such capacity for its own benefit and the ratable benefit of the other Credit Parties, or any successor collateral agent.
“Collateral License” has the meaning provided for such term in the Security Agreement.
“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01(a), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in any Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communication” has the meaning specified in Section 10.10.
“Confirmation Agreement” means, collectively, that certain (i) Confirmation, Ratification and Acknowledgement of Ancillary Loan Documents, dated as of the First Amendment Effective Date, among the Loan Parties and the Administrative Agent, and (ii) Confirmation, Ratification and Acknowledgement of Ancillary Loan Documents, dated as of the Third Amendment Effective Date, among the Loan Parties and the Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consent” means actual consent given by a Lender from whom such consent is sought.
“Consolidated” means, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.
“Consolidated Adjusted Fixed Charge Coverage Ratio” has the meaning specified in the First Lien Credit Agreement.
“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Borrower and the other Loan Parties from continuing operations on a consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income Taxes (net of any tax credits), (iii) depreciation and amortization expense, (iv) other expenses or losses reducing such Consolidated Net Income which do not represent a cash item in such period (including LIFO reserves) or any future period, ~~and~~ (v) expenses deducted in such period resulting from the issuance of Equity Interests permitted hereunder, provided, that such expenses are and will be non-cash items in the period when taken and in all later fiscal periods, and (vi) restructuring costs and expenses set forth in the projections delivered to the Administrative Agent and the Lenders on or immediately prior to the Third Amendment Effective Date (in any event not to exceed the lesser of the actual amounts so incurred and the amounts set forth in such projections), minus (b) all non-cash gains increasing Consolidated Net Income (in each case of or by the Borrower and the other Loan Parties for such Measurement Period), all as determined on a consolidated basis in accordance with

~~LEGAL_US_E # 171984019.2~~

GAAP; provided, that “Consolidated EBITDA” shall be calculated to exclude (1) the effects of purchase accounting and transaction bonuses, to the extent such bonuses offset the purchase price of the First Amendment Acquisition and (2) all gains or income arising from the Disposition of any capital asset, subsidiary, division, business or line of business.
“Consolidated Fixed Charge Coverage Ratio” has the meaning specified in the First Lien Credit Agreement.
“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest financing costs, and (b) the portion of rent expense with respect to such period under Capital Lease Obligations or Synthetic Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Borrower and the other Loan Parties for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Income” means, as of any date of determination, the net income of the Borrower and the other Loan Parties from continuing operations for the most recently completed Measurement Period, all as determined on a consolidated basis in accordance with GAAP, provided, however, that there shall be excluded (a) extraordinary gains (or extraordinary losses) for such Measurement Period, (b) the income (or loss) of any Subsidiary during such Measurement Period in which any other Person has a joint interest, except to the extent of the amount of cash dividends or other distributions actually paid in cash by such Subsidiary during such period, (c) the income (or loss) of any Person during such Measurement Period and accrued prior to the date it becomes a Loan Party or is merged into or consolidated with a Loan Party or such Person’s assets are acquired by a Loan Party, and (d) the income of any Loan Party to the extent that the declaration or payment of dividends or similar distributions by that Loan Party of that income is not at the time permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Loan Party.
“Contingency Transition Plan” has the meaning specified in Transaction Committee Resolutions.
“Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 11.14(a).
“Credit Party” or “Credit Parties” means (a) individually, (i) each Lender, (ii) each Agent, and (iii) the permitted successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.
“Credit Party Expenses” means, without limitation, (a) all reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates, in connection with this Agreement and the other Loan Documents, including without limitation (i) the reasonable fees, charges and disbursements of (A) counsel for the Agents, (B) outside consultants for the Agents, (C) appraisers, and (D) without duplication of any amounts reimbursed pursuant to the foregoing subclauses (i) (A) – (C), all such reasonable out-of-

~~LEGAL_US_E # 171984019.2~~

pocket expenses incurred during any workout, restructuring or negotiations in respect of the Secured Obligations, (ii) in connection with (A) the administration and management of this Agreement and the other Loan Documents or the preparation, negotiation, execution and delivery of the Loan Documents or of any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (B) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (C) without duplication of any amounts reimbursed pursuant to the foregoing subclause (ii)(B), any workout, restructuring or negotiations in respect of any Secured Obligations, and (b) all reasonable out-of-pocket expenses incurred by the Credit Parties who are not the Agents or any Affiliate of any of them, after the occurrence and during the continuance of an Event of Default, including, without limitation, in connection with any workout, restructuring or negotiations in respect of the Secured Obligations, or enforcement or protection of their rights or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, provided, that such Credit Parties shall be entitled to reimbursement for no more than one counsel representing all such Credit Parties (absent a conflict of interest in which case the Credit Parties may engage and be reimbursed for additional counsel). All Credit Party Expenses shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
“CRO” has the meaning set forth in Section 6.24(a).
“CRO Engagement Letter” has the meaning set forth in Section 6.24(b).
“Cumulative Four-Week Period” has the meaning specified in the First Lien Credit Agreement.
“Customary Dispositions” has the meaning specified in Section 7.05(c).
“DDA” means each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA,
“DDA Notification” has the meaning specified in the First Lien Credit Agreement.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to the interest rate otherwise applicable to such Loan plus five percent (5.0%) per annum.
“Default Right” has the meaning specified in Section 11.14(b).
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale, transfer, license or other disposition of (whether in one transaction or in a series of transactions and whether effect pursuant to a Division or otherwise) of any property (including, without limitation, any sale of any Equity Interests in another Person) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

~~LEGAL_US_E # 171984019.2~~

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one hundred twenty (120) days after the Maturity Date; provided, however, that (i) only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock and (ii) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Borrower or any other Loan Party or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or any other Loan Party in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability and (iii) if any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not Disqualified Stock, such Equity Interests shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require a Loan Party to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and the other Loan Parties may become obligated to pay upon maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock or portion thereof, plus accrued dividends.
“Dividing Person” has the meaning assigned to it in the definition of “Division.”
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
“Dollars” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“E-Commerce Agreement” means that certain E-Commerce Agreement, dated as of December 20, 2020, among Borrower, ~~Barnes & Noble College Booksellers, LLC~~BNCB, and MBS Textbook Exchange, LLC, and Fanatics, as in effect on the Third Amendment Effective Date and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance herewith.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.10.
“Eligible Assignee” means any Person ~~and, other than with respect to an Affiliate of a Person which is a Lender on the Closing Date, unless an Event of Default shall have occurred and is continuing, approved by the Borrower (such approval not to be unreasonably withheld or delayed)~~; provided, that

~~LEGAL_US_E # 171984019.2~~

notwithstanding the foregoing, “Eligible Assignee” shall not include (x) a Loan Party or any of the Loan Parties’ Affiliates or Subsidiaries or (y) a natural person.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any hazardous materials into the environment, including those related to hazardous substances or hazardous wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or membership or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or membership or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such membership or other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification to a Loan Party that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01. An Event of Default shall be deemed to be continuing unless and until that Event of Default has been duly waived or otherwise cured as provided in Section 10.01 hereof.

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“Excluded Accounts” shall mean (a) payroll accounts, (b) health savings accounts, worker’s compensation accounts and other employee benefits accounts, (c) payroll withholding tax accounts and other tax (including sales tax) remittance accounts and (d) any other account that is used solely as an escrow account or as a fiduciary or trust account and not otherwise prohibited under this Agreement or any other Loan Document.
“Excluded Assets” has the meaning provided for such term in the Security Agreement.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Executive Order” has the meaning set forth in Section 10.18.
“Facility Guaranty” means any Guarantee made by the Guarantors in favor of the Credit Parties, including as set forth in Article XI hereto or in any guaranty agreement in form reasonably satisfactory to the Administrative Agent.
“Fanatics” means Fanatics Retail Group Fulfillment, LLC, and its permitted successors and assigns under the E-Commerce Agreement.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471 (b) (1) of the Code, any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any such intergovernmental agreements.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
~~“Financial Consultant” has the meaning set forth in Section 6.24.~~
“First Amendment” means that certain First Amendment to Term Loan Credit Agreement, dated as of March 8, 2023, among the Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.
“First Amendment Acquisition” has the meaning specified in the First Lien Credit Agreement.

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“First Amendment Effective Date” has the meaning specified in the First Amendment.
“First Lien Agent” means Bank of America, N.A., in its capacity as “Administrative Agent” or “Collateral Agent”, as applicable, under the First Lien Loan Documents, and its permitted successors and assigns.
“First Lien Credit Agreement” means the Credit Agreement, dated as of August 3, 2015, by and among the Borrower, the other borrowers party thereto, the other loan parties party thereto, the lenders party thereto and the First Lien Agent, as amended, restated, amended and restated, modified, supplemented or waived prior to the Closing Date, and as may be further amended, restated, amended and restated, modified, supplemented or waived in accordance with the Intercreditor Agreement.
“First Lien Loan Documents” means “Loan Documents” as defined in the First Lien Credit Agreement.
“First Lien Second Amendment Effective Date” means “Second Amendment Effective Date” as defined in the First Lien Credit Agreement.
“Fiscal Month” means any fiscal month of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Quarter” means any fiscal quarter of any Fiscal Year determined in accordance with the fiscal accounting calendar of the Loan Parties.
“Fiscal Year” means any period of twelve (12) consecutive months ending on the Saturday that is closest to the last day of April of any calendar year.
“FLC” means Fanatics Lids College, Inc., together with its permitted successors and assigns under the Merchandising Agreement.
“Foreign Assets Control Regulations” has the meaning set forth in Section 10.18.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary organized under the laws of a political subdivision outside of the United States.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“FSHCO” means any Domestic Subsidiary substantially all of the assets of which constitute Equity Interests or Indebtedness of CFCs.
“Fully Satisfied” means, with respect to any Secured Obligations or Obligations, as applicable, the full cash payment thereof, including all principal, interest and fees with respect thereto and any interest, fees and other charges accruing during a proceeding under any Debtor Relief Law (whether or not such amounts are allowed or allowable in whole or in part in such proceeding), but shall not include any roll up of any Secured Obligations or Obligations in any debtor in possession financing during any such proceeding. For the avoidance of doubt, any requirement that a Secured Obligation or Obligation be “Fully Satisfied” or paid in full or similar provisions shall be deemed to refer only to Secured Obligations or Obligations that may be satisfied by cash payment (including cash collateral and similar arrangements) thereof.

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“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien), but excluding in all cases endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Obligations” has the meaning specified in Section 11.01.
“Guarantor” means each wholly-owned Subsidiary of the Borrower (other than any CFC, any Subsidiary of a CFC, any FSHCO or any Immaterial Subsidiary) and each other Subsidiary of the Borrower that is required to execute and deliver a Facility Guaranty pursuant to Section ~~6.12~~6.12; provided, that (a) any Guarantors shall only cease to be a Guarantor as a result of such Guarantor ceasing to be a wholly-owned Subsidiary of the Borrower only if (i) at the time such Guarantor ceases to be a wholly-owned Subsidiary, the primary purpose of such transaction was for a bona fide business purpose (and, for the avoidance of doubt, any transaction the primary purpose of which is to evade the guarantee or collateral requirements pursuant to this Agreement and the other Loan Documents shall be deemed not to be a bona fide business purpose for all purposes hereunder), (ii) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower certifying that any such transaction has been consummated in compliance with this Agreement and the other Loan Documents and that such release is not prohibited hereby and (iii) such Guarantor that ceases to be a wholly-owned Subsidiary shall not own any Material IP and (b) no Loan Party as of the First Amendment Effective Date shall at any time constitute an Immaterial Subsidiary.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or

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asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Immaterial Subsidiary” means each Foreign Subsidiary and each other Subsidiary of the Borrower that has, in accordance with Section 6.02(a) hereof, been designated by the Borrower in its certificate to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement and the other Loan Documents, provided, that (a) for purposes of this Agreement, at no time shall (i) the total assets of all Immaterial Subsidiaries, as of the end of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 6.01(a) or Section ~~6.01(b)~~6.01(b) hereof, equal or exceed five percent (5.0%) of the Consolidated total assets of the Borrower and its Subsidiaries, or (ii) any Immaterial Subsidiary own any assets included in the Borrowing Base or any Material IP, or (iii) the gross revenues of all Immaterial Subsidiaries for any Measurement Period equal or exceed five percent (5.0%) of the Consolidated gross revenues of the Borrower and its Subsidiaries for such Measurement Period, in each case as determined in accordance with GAAP, and (b) no Subsidiary that has been designated or otherwise constitutes an “Immaterial Subsidiary” may be re-designated a “Subsidiary” or be treated under the Loan Documents as a Loan Party without the written approval of the Administrative Agent which approval will not be unreasonably withheld.  ~~As of the Second~~From and after the Third Amendment Effective Date, ~~the~~no Subsidiaries ~~specified on Schedule 1.03 hereto are the only Subsidiaries designated by the Borrower as~~shall be deemed Immaterial Subsidiaries for purposes of this Agreement and the other Loan Documents.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable and corporate and purchasing card obligations in the ordinary course of business and, in each case, paid in accordance with the payment terms thereof and otherwise not past due for more than 90 days);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness of such Person;
(g)(i) all Disqualified Stock and (ii) subject to the penultimate sentence of the definition of Disqualified Stock, all other obligations of such Person to purchase, redeem, retire, defease or otherwise make any cash payment, in each case under this clause (ii), on or prior to the date that is one hundred twenty (120) days after the Maturity Date, in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is

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expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Independent Board Members” has the meaning specified in Section 6.25(a)(i).
“Intellectual Property” means all present and future: trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable); patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.
“Intercreditor Agreement” means that certain Subordination and Intercreditor Agreement, dated as of June 7, 2022, by and among the First Lien Agent, the Administrative Agent and the Loan Parties (as amended, supplemented or otherwise modified (including pursuant to the Mutual ~~Consent and the Specified Event Letter Agreement~~Consents)) which, for the avoidance of doubt, shall constitute a Loan Document.
“Interest Payment Date” means the first day of each calendar quarter and the Maturity Date.
“Internal Control Event” means (a) with respect to the Borrower, a determination by management or the Audit Committee of the Board of Directors of the Borrower or by the Borrower’s Public Accountants that (i) a material weakness in internal controls over financial reporting, as described in PCAOB Auditing Standard No. 5, exists in the Borrower’s internal control over financial reporting, or (ii) a member of the senior management of the Borrower has committed a material act of fraud, and (b) with respect to any Subsidiary of the Borrower, a determination by management or the Audit Committee of the Board of Directors of the Borrower or by the Borrower’s Public Accountants that (i) a material weakness in internal controls over financial reporting, as described in PCAOB Auditing Standard No. 5, exists in such Subsidiary’s internal control over financial reporting, or (ii) a member of the senior management of such Subsidiary has committed an act of fraud, in either case under this clause (b) that could reasonably be expected to result in an Material Adverse Effect.
“Inventory” has the meaning given to that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any

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partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) any Acquisition; provided, however, that any amount payable by a vendor to any Loan Party with respect to the return of inventory or supplies by such Loan Party to such vendor in the ordinary course of business shall not constitute an “Investment” hereunder so long as (i) such amount has not been outstanding for more than 150 days and (ii) such inventory is not then included in the Borrowing Base. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Bank” means, collectively, Houlihan Lokey and its Affiliates (or any substitute or replacement investment banker acceptable to the Administrative Agent).
“IRS” means the United States Internal Revenue Service.
“Joinder Agreement” means an agreement, substantially in the form of Exhibit C hereto and otherwise in form satisfactory to the Administrative Agent pursuant to which, among other things, a Person becomes a party to, and bound by the terms of, this Agreement and/or the other Loan Documents in the same capacity and to the same extent as a Guarantor.
“Laws” means each international, foreign, federal, state and local statute, treaty, rule, guideline, regulation, ordinance, code and administrative or judicial precedent or authority, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and each applicable administrative order, directed duty, request, license, authorization and permit of, and agreement with, any Governmental Authority, in each case whether or not having the force of law, including, without limitation, all Environmental Laws.
“Lease” means any agreement, whether written or oral, no matter how styled or structured, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.
“Lender” has the meaning specified in the introductory paragraph hereto and includes any Lender indicated on Schedule 2.01 and any other Person who hereafter becomes a Lender pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Licensed Merchandise” means (a) with respect to merchandise subject to the Merchandising Agreement, “Licensed Merchandise” as defined therein and (b) with respect to merchandise subject to the E-Commerce Agreement, “Licensed Merchandise” as defined therein.
“Licensed Merchandise Account” has the meaning specified in the First Lien Credit Agreement.
“Lien” means (a) any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale, Capital Lease Obligation, Synthetic Lease Obligation, or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidation” means the exercise by the Administrative Agent or Collateral Agent of those rights and remedies accorded to such Agents under the Loan Documents and applicable Law as a creditor of the Loan Parties with respect to the realization on the Collateral, including (after the occurrence and during the continuation of an Event of Default) the conduct by the Loan Parties acting with the consent of the

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Collateral Agent, of any public, private or “going-out-of-business”, “store closing” or other similar sale or any other disposition of the Collateral for the purpose of liquidating the Collateral. Derivations of the word “Liquidation” (such as “Liquidate”) are used with like meaning in this Agreement.
“Liquidity” means, at any time, Availability plus cash and cash equivalents of the Loan Parties and their Subsidiaries at such time.
“Loan” means an extension of credit by a Lender to the Borrower under Article II.
“Loan Documents” means this Agreement, each Note, the Security Documents, the Intercreditor Agreement, the Facility Guaranty, the Confirmation Agreement, and any other instrument or agreement now or hereafter executed and delivered in connection herewith, each as amended and in effect from time to time.
“Loan Party” means the Borrower and each Guarantor.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of any Loan Party or the Borrower and the other Loan Parties taken as a whole; (b) impairment of the ability of any Loan Party to perform its material obligations under any material Loan Document to which it is a party; or (c) a material impairment of the rights and remedies of the Agent or the Lenders under any material Loan Document or a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event in and of itself does not have such effect, a Material Adverse Effect may be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $15,000,000. For purposes of determining the amount of Material Indebtedness at any time, the amount of the obligations in respect of any Swap Contract at such time shall be calculated at the Swap Termination Value thereof.
“Material IP” means any intellectual property owned by the Borrower or any Subsidiary to the extent such intellectual property is material to the business of the Borrower and its Subsidiaries (taken as a whole).
“Material Storage Location” means any warehouse or other leased storage or distribution facility in which $10,000,000 or more of Inventory is or may be located from time to time
“Material Store Acquisition” means the acquisition of more than 50 bookstore contracts or leases in a single transaction or series of related transactions, either through assumption or replacement of existing contracts or leases between third parties and the applicable college, university or other educational institution.
“Maturity Date” means ~~December~~April 7, ~~2024~~2025; provided that if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning provided therefor in Section 10.09.
“Measurement Period” means, at any date of determination, the most recently completed twelve (12) consecutive Fiscal Months of the Borrower for which financial statements have or should have been delivered in accordance with Section ~~6.01.~~ 6.01; provided, however, that for purposes of determining compliance with Section 7.15(a) (until a full Fiscal Year has elapsed since the Fiscal Year ended April 2023), the “Measurement Period” shall mean the period of consecutive Fiscal Months of the Borrower elapsed since the Fiscal Year ended April 2023 and for which financial statements have or should have been delivered in accordance with Section 6.01.

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“Merchandising Agreement” means that certain Store Merchandising Agreement, dated as of December 20, 2020, among Borrower, ~~Barnes & Noble College Booksellers, LLC~~BNCB, and MBS Textbook Exchange, LLC, and FLC, as in effect on the Third Amendment Effective Date and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance ~~herewith~~therewith.
“Merchandising Agreement Side Letter” ~~has the meaning specified in the Third Amendment.~~means that certain Amended and Restated Proceeds Lien Release Letter Agreement, dated as of July 6, 2023, by and among Borrower, BNCB and MBS Textbook Exchange, LLC, FLC, and First Lien Agent, and as it may be amended, restated, supplemented or otherwise modified from time to time in accordance therewith.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Mutual Consent” means, collectively, that ~~certain~~(a) the Mutual Consent and Agreement, dated as of the First Amendment Effective Date, by and among the First Lien Agent, the Administrative Agent and the Lenders, and acknowledged and agreed to by the Borrower and the other Loan Parties, (b) the Specified Event Letter Agreement and (c) Mutual Consent and Agreement, dated as of the Third Amendment Effective Date, by and among the First Lien Agent, the Administrative Agent and the Lenders, and acknowledged and agreed to by the Borrower and the other Loan Parties.
“Net Proceeds” means (a) with respect to any Disposition, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Collateral Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents or Indebtedness under the First Lien Credit Agreement), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)), (C) commercially reasonable amounts provided as a funded reserve against any liabilities under any indemnification obligations or purchase price adjustments associated with such Dispositions, and (D) all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, and (b) with respect to the sale or issuance of any Equity Interest by any Loan Party, or the incurrence or issuance of any Indebtedness by any Loan Party, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the sum of (x) the underwriting discounts and commissions or arrangement or commitment fees payable, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party in connection therewith and (y) all distributions and other payments required to be made to minority interest holders in such Person as a result of such sale.
“Non-Consenting Lender” has the meaning provided therefor in Section 10.01.
“Note” means (a) a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit A, as may be amended, supplemented or modified from time to time.

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“Obligations” means all advances to, and debts (including principal, interest, fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan (including payments in respect of reimbursement of disbursements and interest thereon), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, costs and expenses that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, costs and expenses are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means on any date, the aggregate outstanding principal amount of Loans after giving effect to any prepayments or repayments of Loans occurring on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Patriot Act” shall have the meaning provided in Section 4.01(f).
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCAOB” means the Public Company Accounting Oversight Board.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a Multiple Employer Plan, has made contributions at any time during the immediately preceding three plan years.
“Perfection Certificate” means that certain Perfection Certificate, dated as of the Closing Date, made by the Borrower to the Collateral Agent.

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“Permitted Acquisition” means, subject to the proviso at the end of this definition, an Acquisition in which all of the following conditions are satisfied:
(a)no Default then exists or would arise from the consummation of such Acquisition;
(b)(i) if such Acquisition will be funded in whole or in part by proceeds of Loans, such Acquisition is not hostile and (ii) any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business substantially the same as one or more line or lines of Business;
(c)the Borrower shall have furnished the Administrative Agent with at least seven (7) days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of each such intended Acquisition, including confirmation that all conditions to such intended Acquisition under this definition have been satisfied or will be satisfied in accordance with the terms hereof;
(d)if as of the notice date determined in accordance with the foregoing clause (c) with respect to such proposed Acquisition (in a single or series of related transactions) (i) Availability is less than or equal to fifty percent (50.0%) of the Aggregate Loan Cap as of such date and (ii) the aggregate consideration (whether in cash, tangible property, notes or other property) is equal to or in excess of $30,000,000, the Borrower promptly (and in any event, no less than seven (7) Business Days prior to the consummation of such Acquisition or such shorter period as may otherwise be agreed by the Administrative Agent in its reasonable discretion) shall furnish to the Administrative Agent such documentation, if any, that the Administrative Agent may reasonably request, which may include a current draft of the documents, agreements and instruments contemplated to be executed in connection therewith (and final copies thereof as and when executed), and a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition in the form prepared by the Loan Parties for their internal purposes; and
(e)either,
(i)    Projected Excess Availability and Pro Forma Excess Availability as of the date of consummation of such Acquisition will be equal to or greater than twelve and one half percent (12.5%) of the Aggregate Loan Cap and the Consolidated Fixed Charge Coverage Ratio, on a pro-forma basis for the Measurement Period immediately prior to such Acquisition, will be equal to or greater than 1.0 to 1.0; or
(ii)    Projected Excess Availability and Pro Forma Excess Availability as of the date of consummation of such Acquisition will be equal to or greater than twenty percent (20.0%) of the Aggregate Loan Cap;
provided, however, that notwithstanding the foregoing, from and after the First Amendment Effective Date, no Acquisition shall constitute a Permitted Acquisition.
“Permitted Disposition” has the meaning specified in Section 7.05.
“Permitted Encumbrances” has the meaning specified in Section 7.01.
“Permitted Indebtedness” has the meaning specified in Section 7.03.
“Permitted Investments” has the meaning specified in Section 7.02.
“Permitted Refinancing” means, with respect to any Indebtedness, any refinancing, refunding, renewal or extension of such Indebtedness, so long as (i) the amount of such Indebtedness is not increased

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at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and the direct or contingent obligor with respect thereto is not changed as a result of or in connection with such refinancing, refunding, renewal or extension, (ii) such extension, renewal or replacement shall not result in an earlier maturity date or decreased weighted average life of such Indebtedness, and (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are not materially less favorable, taken as a whole, to the Credit Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended or are otherwise market terms.
“Permitted Self-Insurance Program” means a self-insurance program of the Borrower and the other Loan Parties (a)(i) that is permitted under applicable Laws, (ii) of an amount and type customarily carried by Persons engaged in the same or similar business and operating in the same or similar locations, (iii) with respect to which the Borrower has provided the Administrative Agent notice of activation of such program at least 30 days prior to such program becoming effective, and (iv) that otherwise satisfies the requirements set forth in Section 6.07; provided, however, that no self-insurance program may directly insure all or any portion of the Collateral unless (x) such self-insurance program satisfies the foregoing requirements and (y) the First Lien Agent consents in writing to the form and substance of such self-insurance program; and (b) with respect to worker’s compensation that is permitted under applicable Laws and of an amount and type customarily carried by Persons engaged in the same or similar business and operating in the same or similar locations.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.
“PIK Interest” has the meaning specified in Section 2.08(c).
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“Prior Week” has the meaning specified in the First Lien Credit Agreement.
“Pro Forma Excess Availability” means, for any date of calculation, the pro forma average Availability for each Fiscal Month for the Six Month Period most recently ended prior to such date of calculation determined as if the applicable transaction or payment had been consummated as the beginning of such Six Month Period.
“Projected Excess Availability” means, for any date of calculation, the projected average Availability for each Fiscal Month during the Six Month Period immediately following such date of calculation.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualifying Disposition” means any Disposition pursuant to Section ~~7.05(l)~~7.05(l) generating Net Proceeds in excess of $1,000,000, the Net Proceeds of which are not required to be applied to the prepayment of the obligations under the First Lien Credit Agreement.

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~~“Qualifying Refinancing Transaction” means a debt or equity financing transaction entered into for the purposes of refinancing the Obligations and generating Net Proceeds in an amount sufficient to repay all outstanding FILO Loans under and as defined in the First Lien Credit Agreement, subject to the limitations set forth in the Intercreditor Agreement.~~
“QFC” has the meaning specified in Section 11.14(b).
“QFC Credit Support” has the meaning specified in Section 11.14.
“Real Estate” means (i) all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights of a Loan Party or in favor of a Loan Party relating thereto and all leases, tenancies, and occupancies thereof and (ii) all Leases.
“Real Property” means “real property” as such term is used in the UCC.
“Recipient” means the Administrative Agent, the Collateral Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 10.06(c).
“Registered Public Accounting Firm” has the meaning specified by the Securities Laws, if and to the extent such Registered Public Accounting Firm is nationally recognized, and shall be independent of the Borrower and its Subsidiaries as prescribed by the Securities Laws.
“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Reports” has the meaning specified in the First Lien Credit Agreement.
“Required Lenders” means, as of any date of determination, Lenders holding more than 50.0% of the outstanding Loans.
“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer or vice president or director of finance of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder, provided, that solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, Responsible Officer shall also include the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be

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conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment. Without limiting the foregoing, “Restricted Payments” with respect to any Person shall also include all payments made by such Person with any proceeds of a dissolution or liquidation of such Person.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority
“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Second Amendment to Term Loan Credit Agreement, dated as of May 24, 2023, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Second Amendment Effective Date” means the “Second Amendment Effective Date” as defined in the Second Amendment.
~~“Second Amendment Effective Date” has the meaning specified in the First Lien Credit Agreement.~~
“Secured Obligations” means all Obligations and all Guaranteed Obligations.
“Securities Account Control Agreement” means with respect to a securities account established by a Loan Party, an agreement in form and substance reasonably satisfactory to the Collateral Agent, establishing Control (as defined in the Security Agreement) of such account by the Collateral Agent.
“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.
“Security Agreement” means the Second Lien Security Agreement, dated as of the date hereof, among the Loan Parties and the Collateral Agent.
“Security Documents” means the Security Agreement, the Blocked Account Agreements, the Securities Account Control Agreements, the DDA Notifications, the deposit account control agreement with respect to the Licensed Merchandise Account and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Secured Obligations (including, without limitation, any

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Lien that may be granted from time to time upon all or any portion of the Excluded Assets in accordance with Section 6.12(e)).
“Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of the Borrower and its Subsidiaries as of that date determined in accordance with GAAP.
“Six Month Period” means any period of six (6) consecutive Fiscal Months taken as one accounting period.
“Solvent” and “Solvency” means, with respect to any Person on a particular date, that on such date (a) at fair valuation, the value of all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.
“Specified Default” means any event or condition that constitutes, or with the passage of time would constitute, an Event of Default under any of clauses (a), (f), (g), (k) or (l) of Section 8.01.
“Specified Event” means a liquidity event, which may include a sale of Equity Interests or a Disposition of assets related to one or more of the Loan Parties’ business units and any associated Intellectual Property used exclusively therewith, in each case, that is made for all cash consideration and specified to the Administrative Agent in writing as of the First Amendment Effective Date or, with the written consent of the Administrative Agent, prior to the consummation thereof; provided, however, in each case such liquidity event (including, without limitation, the applicable Loan Parties’ application of the proceeds thereof) is in accordance with the terms and conditions of this Agreement and the Intercreditor Agreement.
“Specified Event Closing Date” means each date that a Specified Event is consummated.
“Specified Liquidity Transaction” has the meaning set forth in Section 6.23(c)(i).
“Specified Event Letter Agreement” shall mean that certain Letter Agreement, dated as of May 24, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and among the First Lien Agent, the Administrative Agent and the Lenders, and acknowledged and agreed to by the Loan Parties.
~~“Specified Refinancing Transaction” has the meaning specified in Section 6.23(b).~~
“Store” means any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.
“Successor Rate” has the meaning specified in Section 3.03(b).
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares Equity Interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more

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intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Loan Party.
“Supported QFC” has the meaning specified in Section 11.14.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means with respect to the Borrower or any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earliest to occur of (i) the Maturity Date or (ii) the date on which the maturity of the Obligations is accelerated (or deemed accelerated) in accordance with Article VIII.
“Third Amendment” ~~has the meaning specified in the First Lien~~certain Third Amendment to Term Loan Credit Agreement, dated as of July 28, 2023, among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” ~~has the meaning specified in the First Lien Credit Agreement~~means the “Third Amendment Effective Date” as defined in the Third Amendment.
“Trading With the Enemy Act” has the meaning set forth in Section 10.18.
“Transaction Committee Resolutions” has the meaning specified in Section 6.25(a).

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“Twelve Month Period” means any period of twelve (12) consecutive Fiscal Months taken as one accounting period.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“UFCA” has the meaning specified in Section 10.21(d).
“UFTA” has the meaning specified in Section 10.21(d).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“VitalSource Supply Contract” means that certain Amended & Restated Digital Content and Platform Services Agreement, dated as of August 19, 2019, and as in effect as of the Third Amendment Effective Date, by and between VitalSource Technologies LLC and the Borrower.
~~“Variance Testing Period” has the meaning specified in the First Lien Credit Agreement.~~
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right

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had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) except to the extent otherwise set forth in this Agreement, the word “promptly” when used with respect to any action or delivery by any Loan Party shall mean as soon as reasonably possible, but no later than five (5) Business Days.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Accounting Terms.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements for the fiscal year ended May 1, 2021, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

~~LEGAL_US_E # 171984019.2~~

(b)Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for the fiscal year ended May 1, 2021 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
(c)Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Times of Day; Interest Rates. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
[Intentionally Omitted]~~.~~ .
Ratio Adjustments for Acquisitions and Dispositions.
(a)Ratio Acquisition Adjustments. Except as otherwise expressly provided herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio or the Consolidated Adjusted Fixed Charge Coverage Ratio for any period (or a portion of a period) that includes the date of the consummation of any Permitted Acquisition, references to “Borrower and the other Loan Parties” shall include each acquired Person (if such Person becomes a Loan Party during such period of measurement), or lines of business, as applicable, and the Consolidated EBITDA and each other component of Consolidated Fixed Charge Coverage Ratio and Consolidated Adjusted Fixed Charge Coverage Ratio, as

~~LEGAL_US_E # 171984019.2~~

applicable, of such acquired Person (if such Person becomes a Loan Party during such period of measurement) or line of business (such Consolidated EBITDA and other components to be formulated on the basis of the definitions set forth herein), as if the Acquisition had been consummated on the first day of any such period of measurement.
(b)Ratio Disposition Adjustments. Except as otherwise expressly provided herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio or the Consolidated Adjusted Fixed Charge Coverage Ratio for any period (or a portion of a period) that includes the date of any Disposition of a Loan Party or line of business, as applicable, Consolidated EBITDA and each other component of Consolidated Fixed Charge Coverage Ratio and Consolidated Adjusted Fixed Charge Coverage Ratio, as applicable, shall be determined on a historical pro forma basis to exclude the results of operations of such Loan Party or line of business, as applicable so disposed.

THE COMMITMENTS AND LOANS
Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans (each such loan, a “Loan”) to the Borrower on the Closing Date, in an aggregate outstanding amount not to exceed the amount of such Lender’s Commitment. The borrowing on the Closing Date shall consist of Loans made simultaneously by the Lenders in accordance with their respective Commitments. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed.
[Intentionally Omitted.]
[Intentionally Omitted.]
[Intentionally Omitted.]
Prepayments~~.~~ .
(a)Voluntary Prepayments of Loans. The Borrower may, upon notice to the Administrative Agent and delivery to the Administrative Agent of a prepayment notice in form and substance reasonably satisfactory to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided, that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. on the date of prepayment; and (ii) any prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any voluntary prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid. Each such prepayment shall be applied to the Loans pro rata.
(b)Mandatory Prepayments in connection with Qualifying Disposition. If any Loan Party consummates a Qualifying Disposition or upon the occurrence of any Specified Event, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the Net Proceeds received from such Qualifying Disposition or Specified Event, promptly upon receipt thereof by such Person, subject to the terms and conditions of the Intercreditor Agreement. Each such mandatory prepayment shall be applied to the Loans pro rata.
(c)~~Mandatory Prepayment in connection with Qualifying Refinancing Transaction. If any Loan Party consummates a Qualifying Refinancing Transaction, the Borrower shall, concurrently with the consummation of such Qualifying Refinancing Transaction, prepay an aggregate principal amount of the Loans equal to (i) 100% of the Net Proceeds from such Qualifying Refinancing Transaction minus (ii) the aggregate outstanding amount of FILO Loans under and  as defined in the First Lien Credit~~

~~LEGAL_US_E # 171984019.2~~

~~Agreement  at such time. Each such mandatory prepayment shall be applied to the Loans pro rata.~~[Reserved].
Termination of Commitments. The aggregate Commitments shall be automatically and permanently reduced to zero on the Closing Date after the borrowing of the Loans.
Repayment of Loans at Maturity. The Borrower shall repay to the Lenders the then outstanding principal amount of the Loans on the Maturity Date.
Interest~~.~~ .
(a)Subject to the provisions of Section 2.08(b) below, the Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 11.25%.
(b)
If any amount payable by the Loan Parties under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at the Default Rate to the fullest extent permitted by applicable Laws.
Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i)), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Subject to Section 2.08(d) below and except as provided in Section 2.08(b)(iii), interest on the Loans shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)At the option of the Borrower, with respect to any payment of interest payable on an Interest Payment Date (i) on or prior to December 31, 2022 or (ii) between the Third Amendment Effective Date and September 2, 2024, one hundred percent (100%) of each such payment may be paid in kind (the “PIK Interest”). Such PIK Interest shall be automatically capitalized on the applicable Interest Payment Date by adding the amount thereof to the outstanding principal amount of the Loans. For the avoidance of doubt, following such increase in the principal amount of the outstanding Loans upon a payment of PIK Interest on such Interest Payment Date, the Loans shall bear interest on such increased principal amount from and after the date of such Interest Payment Date, and all references herein or in any other Loan Document to the principal amount of the Loans shall include all interest accrued and capitalized as a result of any payment of the PIK Interest.
Fees~~.~~ .
(e)Anniversary Fee. Solely to the extent that any Loans remain outstanding at such time, the Borrower shall pay to the Administrative Agent in cash, for distribution to the Lenders on a pro rata basis, a fee of 1.50% of the then outstanding principal amount of the Loans, on ~~the first~~each anniversary of the Closing Date. Notwithstanding anything else in this Section 2.09(a) to the contrary, any such fee due between the Third Amendment Effective Date and September 2, 2024 shall be payable on the earlier of September 2, 2024 and the Termination Date.
Administrative Agent Fee. The Borrower shall pay to the Administrative Agent, for its own account, an annual administrative agent fee equal to $50,000, which fee shall be earned by, and

~~LEGAL_US_E # 171984019.2~~

payable to the Administrative Agent, quarterly in advance on the Closing Date and, thereafter, quarterly in advance on each three-month anniversary of the Closing Date for so long as any Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall not be Fully Satisfied.
(f)Third Amendment Fee. The Borrower shall pay to the Administrative Agent, ratably for the account of each Lender that has executed and delivered a counterpart of the Third Amendment, a non-refundable amendment fee equal to $50,000, which fee shall be earned by the Administrative Agent as of the Third Amendment Effective Date and payable to the Administrative Agent on or prior to the earlier of September 2, 2024 and the Termination Date.
Computation of Interest and Fees. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. Any failure to so attach or endorse, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon receipt of an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note with appropriate indemnification provisions in form and substance reasonably satisfactory to the Borrower and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.
Payments Generally; Administrative Agent’s Clawback.
(g)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall, at the option of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(h)Presumption by Administrative Agent.
(i)    [reserved].

~~LEGAL_US_E # 171984019.2~~

Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(j)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing on the Closing Date set forth in Section 4.01 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent promptly shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(k)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) and Section 9.14 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) or Section 9.14 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c) or Section 9.14.
(l)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(m)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
Pro Rata Treatment; Sharing of Payments by Lenders.
Except as expressly permitted (or required) under this Agreement, (i) each payment by the Borrower of interest and fees in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders and (ii) each payment by the Borrower on account of principal of the Loans shall be allocated among the Lenders pro rata based on the principal amount of the Loans held by the Lenders.

~~LEGAL_US_E # 171984019.2~~

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement, or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.13 shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

TAXES, YIELD PROTECTION AND ILLEGALITY;
APPOINTMENT OF BORROWER
Taxes~~.~~ .
(n)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(ii)If any Loan Party or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) such Loan Party or the Administrative Agent shall withhold or make such deductions as are determined by such Loan Party or the

~~LEGAL_US_E # 171984019.2~~

Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Loan Party or the Administrative Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Loan Party or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(o)    Payment of Other Taxes by the Borrower. Without limiting the provisions of Section 3.01(a), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(p)    Tax Indemnifications.
(i)Each Loan Party shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each Loan Party shall, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender

~~LEGAL_US_E # 171984019.2~~

hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(q)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(r)    Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;

~~LEGAL_US_E # 171984019.2~~

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(s)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(t)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith,

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that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided, that the Borrower, upon the request of the Recipient, agree to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(u)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
[Reserved]~~.~~ .
[Reserved]~~.~~ .
Increased Costs~~.~~ .
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender any other condition, cost or expense affecting this Agreement;
and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

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(c)Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section 3.04 and delivered to the Borrower shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided, that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 days period referred to above shall be extended to include the period of retroactive effect thereof).
[Reserved]~~.~~ .
Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Loan or credit extension to the Borrower through any Lending Office, provided, that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan or credit extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and repayment of all other Secured Obligations hereunder and resignation of the Administrative Agent.

CONDITIONS PRECEDENT TO BORROWING
Conditions of Borrowing. The obligation of each Lender to make its Loan hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

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executed counterparts of this Agreement sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(i)a Note executed by the Borrower in favor of each Lender requesting a Note;
(ii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;
(iii)copies of each Loan Party’s Organization Documents and such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(iv)a favorable opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender and as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request (including, without limitation, with respect to enforceability, due authorization, perfection of the Liens in favor the Collateral Agent and “no conflicts” with the First Lien Loan Documents);
a certificate signed by a Responsible Officer of the Borrower certifying (a) that (1) the representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, (A) which are qualified by materiality are true and correct, and (B) which are not qualified by materiality are true and correct in all material respects, in each case, on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, or true and correct in all material respects, as the case may be, as of such earlier date and (2) no Default exists or would result from the borrowing of the Loans or from the application of the proceeds thereof, (b) that there has been no event or circumstance since May 1, 2021, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (c) either that (1) no consents, licenses or approvals are required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, or (2) that all such consents, licenses and approvals have been obtained and are in full force and effect;
(v)a certificate from the chief financial officer of the Borrower, satisfactory in form and substance to the Administrative Agent, attesting to the Solvency of the Borrower and its Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the transactions contemplated hereby;
the Perfection Certificate;
the Security Documents, each duly executed by the applicable Loan Parties;
all other Loan Documents, each duly executed by the applicable Loan Parties; and
all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered

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or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents and all such documents and instruments shall have been so filed, registered or recorded, in each case, to the reasonable satisfaction of the Collateral Agent.
(b)The Administrative Agent and each Lender shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”).
(c)The Administrative Agent and each Lender shall have received all fees and other amounts due and payable to them by the Borrower on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket fees and expenses (including the legal fees and expenses of King & Spalding LLP, Kirkland & Ellis LLP and Allen Stovall Neuman & Ashton LLP, counsel to the Agents and the Lenders, as applicable); provided that, in the case of costs and expenses, an invoice for all such fees and expenses shall be received by the Borrower at least one (1) Business Day prior to the Closing Date for payment to be required as a condition to the Closing Date.
Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have Consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be Consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

REPRESENTATIONS AND WARRANTIES
To induce the Credit Parties to enter into this Agreement and to make the Loans hereunder, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:
Existence, Qualification and Power. Each Loan Party (a) is a corporation, limited liability company, partnership or limited partnership, duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own, lease or operate its assets and carry on its business as now conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 5.01 annexed hereto sets forth, as of the First Lien Second Amendment Effective Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.
Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Permitted Encumbrances); or (d) violate any Law.
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other

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Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the perfection or maintenance of the Liens created under the Security Documents (including the second priority nature thereof to the extent specified in the Security Agreement) or (b) such as have been obtained or made and are in full force and effect.
Binding Effect. This Agreement has been, and each other Loan Document, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; provided, that the application of Write-Down and Conversion Powers by any EEA Resolution Authority (or the public announcement of the impending application of such powers) with respect to any liabilities of a Loan Party under any Loan Document shall be deemed a breach of this representation.
Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all Material Indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
(b)The unaudited Consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered in accordance with Section 6.01(b), and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements dated May 1, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)The Consolidated balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(d) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ reasonable estimate of its future financial performance (it being understood that such forecasted financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that results may differ and that such differences may be material).
Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

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No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Ownership of Property; Liens. Each of the Loan Parties has good record and marketable title in fee simple to or valid leasehold interests in or other rights to use or operate, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties has good and marketable title to, valid leasehold interests in, or valid licenses to use all personal property and assets used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
[Intentionally Omitted.]
Insurance. The properties (including, without limitation, all Collateral) of the Loan Parties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties (other than any Permitted Self-Insurance Program), in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Schedule 5.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date. As of the Closing Date, each insurance policy listed on Schedule 5.10, and, thereafter, each insurance policy reflected on an Accord Certificate or other evidence of insurance most recently delivered to the Administrative Agent in accordance herewith is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no material Lien has been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no proposed tax assessment against any Loan Party that would, if made, be reasonably expected to have a Material Adverse Effect. No Loan Party is a party to any tax sharing agreement other than (i) the tax sharing agreement between Borrower and certain of its Subsidiaries and (ii) that certain Tax Matters Agreement between the Borrower and BNED.
ERISA Compliance~~.~~ .
(e)Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code is pending or in effect with respect to any Plan, except to the extent any failure to make such contribution would not reasonably be expected to have a Material Adverse Effect.
(f)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(g)(i)    Except as set forth in Schedule 5.12, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under

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Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except in each case to the extent the occurrence of any event described in the foregoing clauses (i) through (iv) could not reasonably be expect to have a Material Adverse Effect.
Subsidiaries; Equity Interests. As of the Closing Date, the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests of each such Subsidiary. As of the Closing Date, (a) all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens, (b) except as set forth in Schedule 5.13, there are no outstanding rights to purchase any Equity Interests in any Subsidiary and (c) the Loan Parties have no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.
Margin Regulations; Investment Company Act.
(h)No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. No Loan proceeds shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB. Following the application of the proceeds of the Loans, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and their Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
(i)None of the Loan Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
Disclosure. The reports, financial statements, certificates and other written information furnished and prepared by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided, that with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that actual results may differ and that such differences may be material). As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Compliance with Laws. Each of the Loan Parties is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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Intellectual Property; Licenses, Etc. Except as would not reasonably be expected to have a Material Adverse Effect, (a) the Loan Parties own, or possess the right to use, all the Intellectual Property that is reasonably necessary for the operation of their respective businesses, and (b) to the knowledge of any Responsible Officer, no Loan Party has infringed upon any Intellectual Property rights held by any other Person.
Labor Matters. There are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party pending or, to the knowledge of any Loan Party, threatened that could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect. No Loan Party has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law, except as could not reasonably be expected to have a Material Adverse Effect. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party, except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.18 no Loan Party is a party to or bound by any collective bargaining agreement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party has made a pending demand for recognition in each case which could individually or in the aggregate be reasonably expected to result in a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party which could, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound except as could not reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.
Security Documents. The Security Documents create in favor of the Collateral Agent, for the benefit of the Credit Parties referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral, the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The financing statements and other filings are in appropriate form and have been or will be filed in the offices specified in the Perfection Certificate. Upon such filings and/or the obtaining of “control”, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral that may be perfected by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, under the UCC (in effect on the date this representation is made) in each case prior and superior in right to any other Person, except in the case of Liens granted to the First Lien Agent (subject to the Intercreditor Agreement) and Liens permitted under clauses (c), (d), (f), (h), (m) or (p) (with respect to Excluded Assets) of Section 7.01 hereof.
Solvency. After giving effect to the transactions contemplated by this Agreement, and before and after giving effect to the borrowing of the Loans, the Loan Parties, on a consolidated basis, are, and will be, Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.
[Reserved]~~.~~.
[Reserved]~~.~~.

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Customer and Trade Relations. There exists no actual or, to the knowledge of any Loan Party, threatened, termination or cancellation of, or any modification or change in the business relationship of any Loan Party with any supplier which could reasonably be expected to have a Material Adverse Effect.
Storage Locations. Subject to Section 6.12(b), there are no warehouse or other storage or distribution facilities leased by the Loan Parties (excluding Stores) in which, in the aggregate, more than $10,000,000 of Inventory is or may be located from time to time and with respect to which the Loan Parties have not caused to be delivered to the Collateral Agent a Collateral Access Agreement.
OFAC. No Loan Party, nor any of its Subsidiaries, nor, to the knowledge of any Loan Party its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is majority owned or controlled by any individual or entity that is (i) currently the target of any Sanctions , (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with all applicable Sanctions instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
Anti-Corruption Laws. None of the Loan Parties or their Subsidiaries have breached the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or any other applicable anti-corruption legislation in other jurisdictions the effect of which breach is or could reasonably be expected to be material to the Loan Parties, taken as a whole, and the Loan Parties and their Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
Affected Financial Institutions. No Loan Party is an Affected Financial Institution.
Covered Entity. No Loan Party is a Covered Entity.

AFFIRMATIVE COVENANTS
So long as any Obligation hereunder (other than contingent indemnification obligations as to which no claim has been asserted) shall not be Fully Satisfied, the Loan Parties shall:
Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
(j)as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower (plus, if requested by the Borrower in writing on or prior to such date, up to an additional five (5) Business Days thereafter), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than with respect to, or resulting from, an upcoming maturity date of the Loans within one year from the time such opinion is delivered);
(k)as soon as available, but in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (plus, if requested by Borrower in writing on or prior to such date, up to an additional five (5) Business Days thereafter), a balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Quarter and for

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the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Quarter of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Quarter in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(l)as soon as available, but in any event within 30 days after the end of each Fiscal Month of each Fiscal Year (~~excluding the end of any Fiscal Month which is also the end of a Fiscal Quarter) (~~plus, if requested by the Borrower in writing on or prior to such date, up to an additional two (2) Business Days thereafter), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Month, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Month, and for the portion of the Borrower’s Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Fiscal Month of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of the Borrower and its Subsidiaries as of the end of such Fiscal Month in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
(m)as soon as available, but in any event not more than 60 days after the end of each Fiscal Year of the Borrower (plus, if requested by Borrower in writing on or prior to such date, up to an additional five (5) Business Days thereafter), forecasts prepared by management of the Borrower, in form reasonably satisfactory to the Administrative Agent, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries, as well as projected Availability, on a monthly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Maturity Date occurs), and as soon as available, any significant revisions to such forecast with respect to such Fiscal Year.
~~The Administrative Agent and the Lenders acknowledge and agree that notwithstanding the allotted time periods for monthly delivery of financial statements set forth in Section 6.01(c), the time periods for delivering such financial statements for the months of April and May of each Fiscal Year shall be extended by 30 days for April and 15 days for May (each an “Extension Period”); provided, that no prepayment of Indebtedness, Acquisition, Restricted Payment, Investment or other transaction or payment permitted hereunder based upon a calculation of Consolidated Fixed Charge Coverage Ratio or Consolidated Adjusted Fixed Charge Coverage Ratio shall be permitted during any Extension Period if the applicable financial statements for such periods have not been delivered.~~
Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:
(n)[reserved];
(o)a copy of each notice (including notice of any Cash Dominion Trigger Event (as defined in the First Lien Credit Agreement), certificate (including each Borrowing Base Certificate and Compliance Certificate (each as defined in the First Lien Credit Agreement)), Approved Budget Update, Approved Budget Variance Report, appraisal of Collateral, commercial finance examination, Report or any other information delivered or received by the First Lien Agent or the lenders under the First Lien Credit Agreement, including without limitation, to the extent requested by the First Lien Agent, a reasonably detailed description of all disbursements to be made by the Loan Parties from the proceeds of the proposed Credit Extension under and as defined in the First Lien Credit Agreement, in each case at the time delivered or required to be delivered to, or received by, the First Lien Agent or such lenders, pursuant to the First Lien Loan Documents;
(p)no more than ~~ten~~one (~~10~~1) Business ~~Days~~Day after receipt thereof, copies of any detailed audit reports, final management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting

~~LEGAL_US_E # 171984019.2~~

Firm in connection with the accounts or books of the Loan Parties or any Subsidiary, or any audit of any of them, including, without limitation, specifying any Internal Control Event and, promptly, after request by the Administrative Agent therefor, updates on the status of any remediation of any such Internal Control Event;
(q)promptly upon the filing thereof, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(r)upon the renewal of any insurance policy of the Loan Parties, evidence of insurance reasonably satisfactory to the Collateral Agent, summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party, and as soon as available, but in any event within 30 days after such renewal, a certificate of such insurance coverage;
(s)promptly, and in any event within ~~five~~one (1) Business ~~Days~~Day after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from any Governmental Authority (including, without limitation, the SEC (or comparable agency in any applicable non-U.S. jurisdiction)) concerning any proceeding with, or investigation or possible investigation or other inquiry by such Governmental Authority regarding financial or other operational results of any Loan Party or any Subsidiary thereof ~~or any other matter which, if adversely determined, could reasonably expected to have a Material Adverse Effect~~;
(a)promptly, and in any event within one (1) Business Day after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each (i) notice of termination or cancellation of any (x) bookstore services contract or (y) publisher/textbook supply contract (including the VitalSource Supply Contract) and (ii) demand for accelerated payments, credit support or other credit enhancements made by any publisher or other supplier of textbook inventory;
(b)~~(g)~~ promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation; and
(c)~~(h)~~ promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a), Section 6.01(b), Section 6.01(c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf at ~~www.sec.gov~~www.sec.gov or otherwise on an Internet or intranet website, if any, in each case to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided, that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Loan Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Loan Parties hereby acknowledge that (a) the Administrative Agent may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on

~~LEGAL_US_E # 171984019.2~~

IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates or the respective securities or any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that (w) all Borrower Materials that are to be made available to the Public Lenders shall either have been identified as being previously or contemporaneously filed with the SEC or be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by identifying Borrower Materials as being filed with the SEC or marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials identified as being filed with the SEC or marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat the Borrower Materials that are not either identified as being filed with the SEC or marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Notices. Promptly (but in any event within two (2) Business Days), unless expressly indicated otherwise, notify (including notice by e-mail) the Administrative Agent and each Lender:
(d)of the occurrence of any Default;
~~[reserved];~~to the extent not reflected in the applicable periods set forth in the Approved Budget, of the acceleration of any payment terms by any publisher/textbook supplier (including payment terms under the VitalSource Supply Contract);
(e)of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (to the extent each of the following has resulted or could reasonably be expected to result in a Material Adverse Effect): (i) breach or non-performance of, or any default with respect to Material Indebtedness of any Loan Party; (ii) any material dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any material litigation or proceeding affecting any Loan Party;
(f)of the occurrence of any ERISA Event;
any Disposition of Collateral that could reasonably be expected to give rise to a mandatory prepayment under Section 2.05(b) ;
(g)any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;
(h)of the Public Accountants’ determination (in connection with its preparation of its report under Section 6.01(a)) or the Borrower’s determination of the occurrence or existence of any Internal Control Event;
of the formation or acquisition of any Subsidiary ~~required to become a Loan Party hereunder~~;
(i)of any change in the name, corporate form or state of organization of any Loan Party or any change in the name or names under which any Loan Party’s Business is transacted;
(j)immediately upon receipt of notice thereof, of the filing of any Lien against any Loan Party for unpaid Taxes against any material portion of the Collateral;

~~LEGAL_US_E # 171984019.2~~

(k)of the occurrence of any default under any Licensed Merchandise Agreement by any party thereto or any exercise of remedies thereunder; and
(l)of any casualty or other insured damage to any Collateral in excess of $250,000 or the commencement of any action or proceeding for the taking of any interest in Collateral in excess of $250,000 under power of eminent domain or by condemnation or similar proceeding or if any material portion of the Collateral is damaged or destroyed.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, and carriers) which, if unpaid, would by law become a Lien upon its property (other than Permitted Encumbrances); except, in each case, where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, (iv) no Lien (other than Permitted Encumbrances) has been filed with respect thereto and (iv) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in any material respect in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) take all reasonable action to maintain all existing registrations of its Intellectual Property, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect or such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties.
Maintenance of Properties. (a) Maintain (except for any maintenance required to be performed by the landlord, lessor or other property owner under any applicable Lease), preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) make all necessary repairs thereto and renewals and replacements thereof (except for any repairs, renewals or replacements required to be made by the landlord, lessor or other property owner under any applicable Lease), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Loan Parties (other than any Permitted Self-Insurance Program), reasonably acceptable to the Administrative Agent, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent.
(a)Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended, to the extent endorsed or amended pursuant to the First Lien Credit Agreement for the benefit of the First Lien Agent, to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders’ loss payable clause (regarding personal

~~LEGAL_US_E # 171984019.2~~

property), in form and substance satisfactory to the Collateral Agent, which endorsements or amendments shall provide that the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent (or, to the extent required under the First Lien Credit Agreement or the Intercreditor Agreement, the First Lien Agent), (ii) a provision to the effect that none of the Loan Parties, Credit Parties or any other Person shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as a loss payee and shall be endorsed or amended to include (i) a provision that, from and after the Closing Date, the insurer shall pay all proceeds otherwise payable to the Loan Parties under the policies directly to the Collateral Agent (or, to the extent required under the First Lien Credit Agreement or the Intercreditor Agreement, the First Lien Agent), (ii) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent or any other party shall be a co-insurer and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Credit Parties. Each such policy referred to in this Section 6.07(a) shall also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent and the First Lien Agent, as applicable, the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent, including an insurance binder) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor.
(b)None of the Credit Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Credit Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Credit Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Credit Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Credit Party under this Section 6.07 shall in no event be deemed a representation, warranty or advice by such Credit Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.
(c)Maintain for themselves, a Directors and Officers insurance policy, and a “Blanket Crime” policy including employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property, and computer fraud coverage with responsible companies in such amounts as are customarily carried by business entities engaged in similar businesses similarly situated, and will upon request by the Administrative Agent furnish the Administrative Agent certificates evidencing renewal of each such policy.
(d)[Intentionally omitted.]
(e)Subject to the limitations on inspections contained elsewhere in this Agreement, permit any representatives that are designated by the Collateral Agent to inspect the insurance policies maintained by or on behalf of the Loan Parties and to inspect books and records related thereto and any properties covered thereby, all at the Loan Parties’ expense.
Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; (b) such contest effectively suspends enforcement of the contested Laws; and (c) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

~~LEGAL_US_E # 171984019.2~~

Books and Records; Accountants; Corporate Separateness.
(f)(i) Maintain and cause each Subsidiary thereof to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Loan Parties or such Subsidiary, as the case may be.
(g)At all times, retain a Registered Public Accounting Firm and permit such Registered Public Accounting Firm to discuss, with respect to each Loan Party and each Subsidiary thereof, such Person’s financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Administrative Agent, provided, that the Borrower shall be given reasonable opportunity to be present and at participate in any such discussions between the Administrative Agent and the Registered Public Accounting Firm.
(h)Ensure that, except as otherwise permitted by this Agreement, no material assets of any Immaterial Subsidiary which holds any material assets or has any material liabilities are commingled with any material assets of any Loan Party.
Inspection Rights; Consultants~~.~~ .
(i)With respect to each Loan Party, permit and cause its Subsidiaries to permit, representatives and independent contractors of the Administrative Agent to, for purposes of an audit of the Collateral, visit and inspect any of its or any of its Subsidiaries’ properties, to examine its or any of its Subsidiaries’ corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its or any of its Subsidiaries’ affairs, finances and accounts with its or its Subsidiaries’ directors, officers, and Registered Public Accounting Firm (at the Administrative Agent’s reasonable discretion), all at the expense of the Loan Parties and at any time during normal business hours and without advance notice.
~~(b) Borrower Consultant. At all times from and after the First Amendment Effective Date, the Borrower shall continue to retain KPMG LLP and/or its Affiliates as a third-party consultant (collectively, the “Borrower Consultant”), at the sole cost and expense of the Loan Parties. The Loan Parties hereby (i) authorize the Administrative Agent (or its agents or advisors) to communicate directly with the Borrower Consultant regarding any and all matters related to the Loan Parties, including, without limitation, all financial reports and projections developed, reviewed or verified by the Borrower Consultant and all additional information, reports and statements requested by the Administrative Agent or any Lender, and (ii) authorize and direct the Borrower Consultant to provide the Administrative Agent with copies of reports and other information or materials prepared or reviewed by the Borrower Consultant as the Administrative Agent or any Lender may request including without limitation the materials described in the immediately preceding clause (i).~~
(j)[Reserved].
Use of Proceeds
~~Use of Proceeds~~. Use the proceeds of the Loans (a) to finance the acquisition of working capital assets of the Borrower, including Permitted Acquisitions and the purchase of inventory and equipment, in each case in the ordinary course of business, and (b) for general corporate purposes of the Loan Parties, in each case to the extent permitted under applicable Law and the Loan Documents.Additional Loan Parties; Additional Collateral; Further Assurances~~.~~ .
(a) ~~(a)~~ Each Loan Party shall cause each of its Domestic Subsidiaries (other than any FSHSCO~~,~~ or Subsidiary of a CFC~~, or Immaterial Subsidiary (except as otherwise provided in paragraph (d) of this Section 6.12)~~) formed or acquired after the date of this Agreement in accordance with the terms of this Agreement, to become a Guarantor (an “Additional Loan Party”) within fifteen (15)

~~LEGAL_US_E # 171984019.2~~

days thereafter by executing a Joinder Agreement and simultaneously therewith grant Liens to the Collateral Agent, for the benefit of the Credit Parties in any property (subject to any limitations set forth in the Security Agreement) of such Additional Loan Party which would constitute Collateral if such Additional Loan Party were already a Loan Party party hereto, on such terms as may be required pursuant to the terms of the Security Documents; provided, that no joinder of any Additional Loan Party shall become effective until such Additional Borrower provides all documentation and other information that the Administrative Agent or any Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary that is a Loan Party to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent or the Required Lenders may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents, all at the expense of the Loan Parties, it being agreed that no Collateral Access Agreements shall be required to be furnished with respect to leased Real Estate used as retail stores.
(f)    Subject to the limitations set forth or referred to in this Section 6.12, if any material personal property of the type constituting Collateral hereunder or under the Security Documents is acquired by any Loan Party after the Closing Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien in favor of the Agent upon acquisition thereof), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the other Loan Parties, such actions as shall be necessary or reasonably requested by Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties (provided, that the cost of perfecting such Lien is not unreasonable in relation to the benefits to the Lenders of the security afforded thereby in the Administrative Agent’s reasonable business judgment after consultation with the Borrower).
(g)    If, at any time and from time to time after the Closing Date, Subsidiaries that are not Loan Parties because they are Immaterial Subsidiaries comprise in the aggregate more than 5.0% of Consolidated total assets of the Borrower and its Subsidiaries as of the end of the most recently ended fiscal quarter of the Borrower or more than 5.0% of Consolidated gross revenue of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters as of the end of the most recently ended fiscal quarter of the Borrower, then the Borrower shall, not later than 45 days after the date by which financial statements for such quarter are required to be delivered pursuant to this Agreement (or such longer period not to exceed 60 days after such date as may be agreed to by the Administrative Agent in its reasonable discretion), cause one or more of such Subsidiaries that are Domestic Subsidiaries to become Loan Parties (notwithstanding that such Domestic Subsidiaries are, individually, Immaterial Subsidiaries) such that the foregoing condition ceases to be true.
Notwithstanding anything to the contrary contained herein, the Loan Parties shall not be required to include as Collateral any Excluded Assets unless the Loan Parties shall grant to the First Lien Agent, for the benefit of the Credit Parties (as defined in the First Lien Credit Agreement), a Lien in and to the Excluded Assets pursuant to an intercreditor agreement and/or Security Documents acceptable to the Agents and the Required Lenders.
(h)    In no event shall compliance with this Section 6.12 waive or be deemed a waiver or Consent to any transaction giving rise to the need to comply with this Section 6.12 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Loan Party.
5.13    [Intentionally Omitted.]

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Information Regarding the Collateral. Furnish to the Administrative Agent (a) at least seven (7) days prior written notice (unless such period is waived or shortened as may be agreed to by the Administrative Agent in its reasonable discretion) of any change in: (i) any Loan Party’s name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties; (ii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iii) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization and (b) no later than five (5) days after any such change (unless such period is waived or extended as may be agreed to by the Administrative Agent in its reasonable discretion) of any change in the location of any Loan Party’s chief executive office, its principal place of business, and any office in which it maintains a material portion of its books or records relating to Collateral owned by it.
[Intentionally Omitted.]
[Intentionally Omitted.]
[Intentionally Omitted.]
[Intentionally Omitted.]
Compliance with ERISA. Cause, and cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Pension Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Pension Plan subject to Section 412 of the Code.
[Intentionally Omitted.]
Anti-Corruption Laws; Sanctions. Conduct its businesses in all material respects in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
Post-Closing Obligations. Complete each of the actions described in this Section 6.22 as soon as commercially reasonable and by no later than the date set forth below with respect to such action (or such later date as the Administrative Agent may agree in its sole discretion). All conditions precedent, covenants and representations and warranties contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described in this Section 6.22 within the time periods required by this Section 6.22, rather than as elsewhere provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true, or any provision of any covenant breached, because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects, and the covenant complied with, at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 6.22 and (y) all representations and warranties and covenants relating to the Security Documents shall be required to be true or, in the case of any covenant, complied with, immediately after the actions required to be taken by this Section 6.22 have been taken (or were required to be taken).
[Reserved].
Within sixty (60) days following the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall amend each Collateral Access Agreement entered into in connection with or pursuant to the First Lien Credit Agreement, or otherwise execute and deliver new Collateral Access Agreements, in each case in form and substance reasonably satisfactory to the Collateral Agent, such that the Collateral Agent shall become a party to each such Collateral Access Agreement.
[Reserved].

~~LEGAL_US_E # 171984019.2~~

Within sixty (60) days following the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Loan Parties shall deliver to the Collateral Agent insurance certificates and endorsements naming the Collateral Agent as lender loss payee and/or additional insured, as applicable, under each general liability, casualty and property insurance policy of each Loan Party.
In furtherance of the obligations under Section 6.12, the Loan Parties shall conduct a review of the Collateral and cooperate with the Agents in their review of the Collateral, including, without limitation, all of the Borrower’s and each other Loan Party’s accounts, equipment, real estate, intellectual property and other assets, and following such review, the Loan Parties agree to take any further actions requested by the Agents as may be required by Section 6.12.
Specified Event; ~~Refinancing.~~ Specified Liquidity Transaction.
Specified Event.
At all times after the First Amendment Effective Date, the Loan Parties shall engage and retain Investment Bank on terms approved by the First Lien Agent to, among other things, assist with a Specified Event.
The Borrower shall diligently pursue a Specified Event pursuant to a process reasonably acceptable to the First Lien Agent, which shall include milestones reasonably acceptable to the First Lien Agent (satisfaction of which is not required by the terms of this Agreement and the failure of the Borrowers to satisfy such milestones shall not constitute an Event of Default (for the avoidance of doubt except with respect to Section 6.23(a)(iii) below)).
No later than May 31, 2023 at 5:00 p.m. (Eastern time), or such later date as the First Lien Agent may agree in its sole discretion (unless the Required Lenders (as defined in the First Lien Credit Agreement) otherwise direct the First Lien Agent in writing), the Borrower shall have consummated any Specified Event; provided that such foregoing date shall not be extended by the Borrower or the First Lien Agent to any date after August 31, 2023 without the prior written consent of the Administrative Agent.
The proceeds of each Specified Event shall be deposited into the Concentration Account (as defined in the First Lien Credit Agreement) and applied to the payment of the Obligations then outstanding in accordance with Section 2.05(b) of this Agreement, subject to the terms and conditions of the Intercreditor Agreement.
~~Refinancing~~[Reserved].
~~(i) At all times after the First Amendment Effective Date, the Borrower shall continue to engage and retain Investment Bank and cause Investment Bank to, among other things, begin pursuing commitments from third party financial institutions or other lenders for one or more credit facilities or other financing transactions to the extent such credit facilities or other financing transactions constitute a Qualifying Refinancing Transaction, the net proceeds of which would be sufficient to cause all Secured Obligations to be Fully Satisfied (collectively, a “Specified Refinancing Transaction”), and the Borrower shall provide Administrative Agent with evidence of its compliance with this Section 6.23(b)(i) (including, without limitation, by providing Administrative Agent with a copy of an executed engagement letter between the Borrower and the Investment Bank), it being understood that such evidence shall be subject to any applicable confidentiality provisions set forth in this Agreement.~~
~~(ii) In connection with pursuing a Specified Refinancing Transaction (A) by no later than May 15, 2023 or such later date as the Administrative Agent may agree in its sole discretion (unless the Required Lenders otherwise direct the Administrative Agent in writing), the Borrower shall cause Investment Bank to contact prospective lenders as may be necessary in Investment Bank’s professional judgment to lead to a successful closing of a Specified Refinancing Transaction, and the Borrower shall provide Administrative Agent with evidence of~~

~~LEGAL_US_E # 171984019.2~~

~~its compliance with this Section 6.19(b)(ii) and (B) the Borrower shall (and shall cause Investment Bank to) comply with such other milestones as may be necessary in Investment Bank’s professional judgment (which milestones shall be reasonably acceptable to the Administrative Agent) to lead to a successful closing of a Specified Refinancing Transaction.~~
(a)Specified Liquidity Transaction.
(i)Except to the extent otherwise agreed to by the Administrative Agent, at all times after the Third Amendment Effective Date, the Borrower shall continue to engage and retain Investment Bank, and cause Investment Bank to, among other things, pursue a liquidity event, which may include a sale of Equity Interests or a Disposition of assets related to one or more of the Loan Parties’ business units and any associated Intellectual Property used exclusively therewith, in each case, that is made for all cash consideration and the net proceeds of which would be sufficient to cause all Secured Obligations to be Fully Satisfied (collectively, a “Specified Liquidity Transaction”), and the Borrower shall provide Administrative Agent with evidence of its compliance with this Section 6.23(c)(i).
(ii)In connection with pursuing a Specified Liquidity Transaction, the Borrower and its Subsidiaries shall cooperate in good faith with the requests of interested parties, including diligence requests, in each case to maximize the efficacy of and to consummate a Specified Liquidity Transaction.
(iii)~~(c) The~~At the request of the Administrative Agent, the Loan Parties shall, and shall cause the Investment Bank to, provide the Administrative Agent with a listing of all parties contacted by the Loan Parties and the Investment Bank regarding any Specified ~~Event~~Liquidity Transaction and copies of all Specified ~~Event-related~~Liquidity Transaction-related materials (all of which the Administrative Agent may distribute to the Lenders (subject to any applicable confidentiality provisions set forth in this Agreement)). ~~The~~Except to the extent otherwise agreed to by the Administrative Agent, the Loan Parties shall, and shall cause the Investment Bank to, (A) provide weekly updates regarding any Specified ~~Event~~Liquidity Transaction to the Administrative Agent and the Lenders (which shall be led by the Investment Bank and shall include providing a written summary update (which shall be subject to any applicable confidentiality provisions set forth in this Agreement) of the current involvement of all parties contacted by the Loan Parties and the Investment Bank regarding any Specified ~~Event~~Liquidity Transaction and a written summary (which shall be subject to any applicable confidentiality provisions set forth in this Agreement) of the material terms of all actionable letters of intent, indications of interest, and purchase agreements received to date (together with copies of same)) and (B) be available to discuss any Specified ~~Event~~Liquidity Transaction with the Administrative Agent and the Lenders upon request made upon reasonable advance notice. The Borrower shall promptly (and in any event within two (2) Business Days) respond to all other material or information requests regarding any Specified ~~Event~~Liquidity Transaction reasonably made by the Administrative Agent or the Lenders to the Borrower.
Teleconferences. At the Administrative Agent’s request, not less than monthly the Loan Parties shall be available to conduct a telephonic meeting with the CRO and the Loan Parties’ other advisors in which the respective representatives of the Borrower, each other Loan Party, the Administrative Agent, and their respective advisors and counsel shall be entitled to participate, whereupon the Borrower shall present, among other things, an update on the Loan Parties’ cash flow, changes in management and/or organizational structure, business operations, and financial performance and updates regarding the Contingency Transition Plan and their efforts to obtain a Specified ~~Refinancing~~Liquidity Transaction, including ~~prospective lenders~~parties contacted, diligence information provided, proposals ~~or commitments~~ received and the status of negotiation and documentation of such ~~replacement financing~~transaction, and the Borrower shall promptly provide copies of any such proposals, commitments or other documents to the Administrative Agent.
CRO~~Financial Consultant~~.

~~LEGAL_US_E # 171984019.2~~

~~The~~ Loan Parties agree that, at all times from and after ~~(x) in the event the Specified Event shall not have occurred on or prior to May 31, 2023 (or such later date agreed to in writing by the First Lien Agent in its sole discretion), June 1, 2023 and (y) otherwise, June 12, 2023 (or such later date agreed to in writing by the First Lien Agent in its sole discretion),~~the Third Amendment Effective Date, the Loan Parties shall, at their sole cost and expense and after consulting with the First Lien Agent, retain ~~a third party financial consultant (a “Financial Consultant”) to provide financial and business assistance to the Loan Parties during such period, which Financial Consultant shall be~~Steve L. Coulombe (or such other Person acceptable to the First Lien Agent in its sole discretion ~~and shall have a scope of engagement of that is reasonably satisfactory to the First Lien Agent. If the Loan Parties cooperate with the Financial Consultant (including, without limitation, in connection with the preparation and/or review of Borrowing Base Certificates (as defined in the First Lien Credit Agreement), Approved Budgets and Approved Budget Variance Reports) in a manner consistent with the role of the Borrower Consultant as required by Section 6.10(b) of the Credit Agreement, such retention of a Financial Consultant may be made in lieu of compliance with Section 6.10(b) (subject to such Financial Consultant acting in the same capacity (and with the same obligations) as the Borrower Consultant).~~) as chief restructuring officer of the Loan Parties (the “CRO”), with such duties and responsibilities as are customary for a Person acting in the capacity of a chief restructuring officer. The CRO shall (at all times) diligently provide each of the Services (as defined in the CRO Engagement Letter).
The terms and scope of the engagement of the ~~Financial Consultant shall be acceptable to the First Lien Agent and, without limiting the foregoing, the engagement shall (i) permit the Financial Consultant to report directly to the board of managers or directors, as applicable, of each Loan Party, (ii) grant the Administrative Agent and the Lenders complete and unfettered access to the Financial Consultant and authorize the Financial Consultant to communicate directly with the Administrative Agent and the Lenders and to furnish the Administrative Agent and the Lenders with such information as the Administrative Agent and the Lenders may request (together with copies of all written materials provided to the board of managers or directors of each Loan Party by such Financial Consultant), and (iii) require that the Financial Consultant review and submit on behalf of the Loan Parties all financial information and other reports required to be delivered by the Loan Parties to the Administrative Agent and the Lenders under the terms of this Agreement and the other Loan Documents.~~CRO shall be set forth in the engagement letter (the “CRO Engagement Letter”) with respect thereto, and the Borrower shall not amend or modify the terms and scope of the engagement in any manner adverse to the Lenders without the prior written consent of the First Lien Agent.
Without limiting the generality of the foregoing, each Loan Party (i) hereby authorizes the Administrative Agent (or its agents or advisors) to communicate directly with the ~~Financial Consultant~~CRO regarding any and all matters related to the Loan Parties, including, without limitation, all financial reports and projections developed, reviewed or verified by the ~~Financial Consultant~~CRO and all additional information, reports and statements requested by the Administrative Agent or any Lender, and (ii) hereby authorizes and directs the ~~Financial Consultant~~CRO to provide the Administrative Agent with copies of reports and other information or materials required to be delivered pursuant to this Agreement and prepared or reviewed by the ~~Financial Consultant~~CRO as the Administrative Agent or any Lender may request; provided, that none of the Loan Parties or ~~Financial Consultant~~the CRO will be required to disclose any document, information or other matter (x) in respect of which disclosure to the Administrative Agent or any Lender (or their respective agent or representatives) is prohibited by Law or any binding agreement entered into with third parties that are not Affiliates of the ~~Loan Parties~~Borrower (and only so long as such confidentiality obligations were not incurred to avoid disclosure pursuant to this section) or (y) that is, upon the reasonable advice of the ~~Loan Parties’~~Borrower’s counsel, subject to attorney-client or similar privilege or constitutes attorney work product.
Any waiver by the First Lien Agent of any provisions set forth in Section 6.20 of the First Lien Credit Agreement shall be deemed a waiver of such corresponding provisions in this Section ~~6.24~~6.24.

~~LEGAL_US_E # 171984019.2~~

5.14    Independent Board Members and Alternative Transactions Committee.
(a)On or prior to August 11, 2023 (or such later date agreed to by the First Lien Agent in writing in its sole discretion), the Borrower (at its sole cost an expense) shall:
(i)appoint and maintain (at all times) two independent members to the board of directors (or other equivalent management board) of the Borrower from prospective candidates disclosed in writing to the First Lien Agent and the lenders under the First Lien Credit Agreement prior to the Third Amendment Effective Date (or such other Persons reasonably acceptable to the First Lien Agent) (collectively, the “Independent Board Members”), having the duties, rights and obligations as set forth in the form of resolutions of the board of directors of the Borrower previously provided to the Administrative Agent on or immediately prior to the Third Amendment Effective Date (the “Transaction Committee Resolutions”) and, without limiting the foregoing, shall permit the Independent Board Members to attend and participate in all meetings of the board of directors (or other equivalent management board) of the Borrower; and
(ii)appoint and maintain (at all times) a committee (the “Alternative Transactions Committee”) of the board of directors (or other equivalent management board) of the Borrower which shall consist of three (3) board members, two of whom shall be the Independent Board Members and such Alternative Transactions Committee shall have the powers set forth in the Transaction Committee Resolutions.
(b)The Alternative Transactions Committee shall (at all times) (i) pursue and evaluate on or more Specified Liquidity Transactions, (ii) with the assistance of the CRO, develop, analyze and implement a contingency a Contingency Transition Plan and (iii) upon the occurrence of any Event of Default, consummate a Specified Liquidity Transaction and Contingency Transition Plan, in each case as described in the Transaction Committee Resolutions.
(c)The Borrower shall not amend, modify, rescind or revoke, or permit any amendment, modification, rescindment or revocation of, the Transaction Committee Resolutions in a manner adverse to the Lenders without the prior written consent of the First Lien Agent.

NEGATIVE COVENANTS
So long as any Obligation (other than contingent indemnification obligations for which no claim has been asserted) hereunder shall not be Fully Satisfied, no Loan Party shall:
Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired or sign or file or suffer to exist under the UCC or any similar Law or statute of any jurisdiction a financing statement that names any Loan Party as debtor or sign or suffer to exist any security agreement authorizing any Person thereunder to file such financing statement, other than the following (each of the following, a “Permitted Encumbrance”):
(a)(i) Liens pursuant to any Loan Document and (ii) Liens pursuant to any First Lien Loan Document;
(b)Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided, that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted by Section 7.03(b);
(c)Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 6.04;

~~LEGAL_US_E # 171984019.2~~

(d)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 6.04;
(e)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA;
(f)Landlords’ and lessors’ Liens in respect of obligations not in default;
(g)deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(h)Liens relating to Real Estate consisting of easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property and interests of tenants, subtenants, licensees and other occupants, only as tenants, subtenants, licensees or other occupants, as applicable, under any lease, sublease, license agreement, or other occupancy agreement, in each case, imposed by law or arising in the ordinary course of business that do not secure any Indebtedness and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of a Loan Party and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property;
(i)Liens in respect of judgments for the payment of money that would not constitute an Event of Default under Section 8.01(h);
(j)Liens on fixed or capital assets acquired by any Loan Party which are permitted under Section 7.03(e) so long as (i) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred twenty (120) days after such acquisition, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and (iii) such Liens shall not extend to any other property or assets of the Loan Parties;
(k)possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and Permitted Investments, provided, that such liens (a) attach only to such Investments and (b) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;
(l)subject in all respects to the terms and conditions of the Merchandising Agreement Side Letter, Liens in favor of FLC on the Licensed Merchandise and proceeds thereof in accordance with the Merchandising Agreement and, subject to the terms and conditions of the Merchandising Agreement Side Letter (including the requirement of release of liens on proceeds of Licensed Merchandise in accordance therewith), a first priority Lien in favor of FLC with respect to the Licensed Merchandise Account pursuant to a deposit account control agreement in form and substance reasonably acceptable to the Administrative Agent;
(m)banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;
(n)Liens arising from precautionary UCC filings;
(o)Liens on property (other than property of the type included in the Borrowing Base) in existence at the time such property is acquired pursuant to a Permitted Acquisition or on such property of a Loan Party in existence at the time such Loan Party is acquired pursuant to a Permitted Acquisition; provided, that (x) such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other assets of any Loan Party and (y) the Borrower shall

~~LEGAL_US_E # 171984019.2~~

use commercially reasonable efforts to remove any such Liens described in this clause (o) which are involuntary;
(p)[intentionally omitted];
(q)Liens in favor of customs and revenues authorities imposed by applicable Law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;
(r)Liens in connection with any sale-leasebacks permitted by clause (h) of Section 7.05; provided, that no such Lien shall extend to cover any property or asset of such Loan Party other than the lease entered into in connection with any such sale-leaseback;
(s)Liens consisting of cash deposits in an amount not to exceed $10,000,000 securing the obligations of the Borrower under Bank Products permitted under Section 7.03(d);
(t)in connection with the sale or transfer of all of the Equity Interests of a Subsidiary in a transaction permitted by Section 7.05, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; and
(u)in the case of a Subsidiary that is not a wholly-owned Subsidiary, any put and call arrangements related to its Equity Interests set forth in its Organizational Documents or any related joint venture or similar agreement.
Investments. Make any Investments, except for the following (each a “Permitted Investment”):
(v)Investments existing on the Closing Date and set forth on Schedule 7.02 or any continuation or roll-over of any such Investment, so long as the amount thereof is not increased;
(w)[reserved];
(x)advances to officers, directors and employees of the Borrower and the other Loan Parties in an aggregate amount not to exceed $50,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes.
(y)(i) Investments by any Loan Party in their respective Subsidiaries outstanding on the date hereof, and (ii) additional Investments by any Loan Party in Loan Parties;
(z)Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(aa)Guarantees constituting Permitted Indebtedness;
(bb)    ~~Investments constituting Permitted Acquisitions~~[reserved];
(cc)    Investments in Permitted Self-Insurance Programs not to exceed $25,000,000 in the aggregate;
(dd)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

~~LEGAL_US_E # 171984019.2~~

(ee)    Investments by any Loan Party in Swap Contracts permitted hereunder;
(ff)    [reserved]; and
(gg)    Solely to the extent made prior to the First Amendment Effective Date, Investments in Immaterial Subsidiaries (in addition to any Investments permitted pursuant to clause (h) above prior to the First Amendment Effective Date) in an aggregate amount invested at any time during the term of this Agreement not to exceed $60,000,000.
provided, however, that notwithstanding the foregoing, such Investments shall be pledged to the Collateral Agent as collateral for the Secured Obligations pursuant to such agreements as may be reasonably required by the Collateral Agent.
Indebtedness; Disqualified Stock. Issue Disqualified Stock or create, incur, assume, guarantee, suffer to exist, issue or otherwise become or remain liable with respect to, any Indebtedness, except the following (“Permitted Indebtedness”):
(hh)    (i) the Secured Obligations and (ii) the Secured Obligations (as defined in the First Lien Credit Agreement) permitted to be incurred under the First Lien Credit Agreement as in effect on the Closing Date (excluding any increase in the commitments thereunder pursuant to Section 2.15 of the First Lien Credit Agreement) and subject to the Intercreditor Agreement; provided that, in no event shall the Aggregate FILO Facility Commitments (as defined in the First Lien Credit Agreement) exceed $40,000,000 at any time;
(ii)    Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Permitted Refinancings thereof;
(jj)    Indebtedness of any Loan Party to any other Loan Party and guaranties by any Loan Party of any Indebtedness of any other Loan Party otherwise permitted hereunder;
(kk)    obligations (contingent or otherwise) of any Loan Party existing or arising under any Swap Contract, provided, that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; provided, that the aggregate notional amount of all such Swap Contracts shall not exceed $125,000,000 at any time outstanding;
without duplication of Indebtedness described in clause (g) of this definition, purchase money Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and any Permitted Refinancing thereof, provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $60,000,000 at any time outstanding and provided, further, that, if requested by the First Lien Agent with respect to any Material Storage Location, the Loan Parties shall cause the holders of such Indebtedness to enter into a Collateral Access Agreement on terms reasonably satisfactory to the Collateral Agent;
(ll)    contingent liabilities under surety bonds or similar instruments incurred in the ordinary course of business;
(mm)    Indebtedness with respect to the deferred purchase price for any Permitted Acquisition, provided, that such Indebtedness does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Maturity Date, has a maturity which extends beyond the Maturity Date, and is subordinated to the Secured Obligations on terms reasonably acceptable to the Administrative Agent;

~~LEGAL_US_E # 171984019.2~~

Indebtedness of any Loan Party that exists at the time such Person becomes a Subsidiary of a Loan Party pursuant to a Permitted Acquisition (other than Indebtedness incurred in contemplation of such Person’s becoming a Subsidiary of a Loan Party) and any Permitted Refinancing thereof as long as, in the case of any sale-leaseback transaction permitted hereunder with respect to any Material Storage Location, the Collateral Agent shall have received from such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Collateral Agent;
(nn)    [intentionally omitted];
(oo)    [intentionally omitted];
(pp)    [intentionally omitted];
(qq)    Indebtedness owed to any Person providing worker’s compensation, health, disability or other employee benefits or property, casualty insurance or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case, incurred in the ordinary course of business; and
(rr)    Indebtedness owed in respect of any overdrafts and related liabilities arising from Cash Management Services or any other treasury, depositary and cash management services or in connection with any ACH transfer of funds.
Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person (including, in each case, pursuant to a Division), or agree to do any of the foregoing, except that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom:
(ss)    any Loan Party other than the Borrower may merge with or into another Loan Party, provided that in the case of any such transaction involving the Borrower, the Borrower shall be the surviving entity~~; and~~.
~~(b) in connection with a Permitted Acquisition, any Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that such Loan Party is the surviving Person.~~
Dispositions. Make any Disposition, except the following (each a “Permitted Disposition”):
(a)Dispositions of Equipment in the ordinary course of business that is substantially worn, damaged, obsolete or, in the judgment of a Loan Party, no longer useful or necessary in its business and is not replaced with similar property having at least equivalent value;
(b)Dispositions of Inventory in the ordinary course of business;
(c)Store closings (including the termination or non-renewal of any applicable Lease or contract), bulk sales or other dispositions of the Inventory of a Loan Party conducted in orderly fashion in accordance with the applicable Store contract or otherwise and otherwise typical for the college bookseller industry (“Customary Dispositions”), provided, that any other Store closures and related Inventory dispositions that are not Customary Dispositions shall be permitted hereunder so long as such closures and dispositions shall not exceed (i) in any Fiscal Year of the Borrower, ten percent (10.0%) of the number of the Loan Parties’ Store contracts as of the beginning of such Fiscal Year (net of new Store openings) and (ii) in the aggregate from and after the Closing Date, twenty-five percent (25.0%) of the number of such Loan Parties’ Store contracts in existence as of the Closing Date (net of new Store openings);
(d)Dispositions of Inventory constituting Licensed Merchandise in accordance with the Merchandising Agreement and the E-Commerce Agreement;

~~LEGAL_US_E # 171984019.2~~

(e)non-exclusive licenses of Intellectual Property of a Loan Party in the ordinary course of business;
(f)sales, transfers and dispositions by any Loan Party to another Loan Party;
(g)[reserved];
(h)[reserved];
~~(g) sales, transfers and dispositions of any Immaterial Subsidiary to another Person; provided, however, that the total assets and gross revenue of all Immaterial Subsidiaries disposed of from and after the Closing Date shall not exceed five percent (5%) of (i) the Consolidated total assets of the Borrower and its Subsidiaries and (ii) the Consolidated gross revenue of the Borrower and its Subsidiaries, respectively;~~
~~(h) as long as no Default then exists or would arise therefrom and each of the Agents shall have consented thereto in writing, sales of Real Estate of any Loan Party (or sales of any Person or Persons created to hold such Real Estate or the equity interests in such Person or Persons), including sale-leaseback transactions involving any such Real Estate pursuant to leases on market terms and in an aggregate amount disposed of at any time during the term of this Agreement not to exceed $10,000,000, and as long as, in the case of any sale-leaseback transaction permitted hereunder with respect to any Material Storage Location, the Collateral Agent shall have received from such purchaser or transferee a Collateral Access Agreement on terms and conditions reasonably satisfactory to the Collateral Agent;~~
(i)any Disposition of Real Estate to a Governmental Authority as a result of the condemnation of such Real Estate;
(j)as long as each of the Agents shall have consented thereto in writing, Dispositions of Excluded Assets in accordance with any intercreditor agreement or Security Documents applicable thereto, in an aggregate amount disposed of at any time during the term of this Agreement not to exceed $10,000,000 and not constituting Material IP;
(k)termination or non-renewal of a Lease and granting a lease, sublease, license or other occupancy interest with respect to any owned Real Estate or any real property subject to a Lease, in each case, so long as such action could not reasonably be expected to result in Material Adverse Effect; and
(l)as long as no Default exists or would arise therefrom and without duplication of Dispositions permitted pursuant to clauses (a) through (k) above, any other Disposition constituting a Specified Event, provided the Net Proceeds thereof are applied in accordance with the terms of Section 2.05(b).
Notwithstanding anything to the contrary, no Material IP shall be permitted to be transferred (including by way of an exclusive license, investment, Disposition, designation as an Immaterial Subsidiary or otherwise), or come to be owned by, any Subsidiary that is not a Loan Party.
Restricted Payments. Make, directly or indirectly, any Restricted Payment, except that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, including no Event of Default arising as a result of a breach of Section 7.15 of the First Lien Credit Agreement (calculating the Consolidated Fixed Charge Coverage Ratio on a pro forma basis):
(m)each Loan Party may make Restricted Payments to any Loan Party;
(n)the Loan Parties may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests (other than Disqualified Stock) of such Person; and

~~LEGAL_US_E # 171984019.2~~

(o)[intentionally omitted]; and
(p)[intentionally omitted].
Payments of Indebtedness~~Prepayments of Indebtedness. Prepay~~. Pay, redeem, purchase, defease or otherwise satisfy, in each case~~, prior to the scheduled maturity thereof in any manner~~  any Indebtedness for borrowed money (other than Indebtedness under the Loan Documents and the First Lien Loan Documents), except that, so long as no Default shall have occurred and be continuing prior to or immediately after giving effect to any action described below or would result therefrom, including no Event of Default arising as a result of a breach of Section 7.15 of the First Lien Credit Agreement (calculating the Consolidated Fixed Charge Coverage Ratio on a pro forma basis):
(q)regularly scheduled or mandatory repayments, repurchases, redemptions or defeasances of Permitted Indebtedness;
(r)[intentionally omitted]; and
(s)Permitted Refinancings of certain Permitted Indebtedness in accordance with Section ~~7.03~~7.03.
Change in Nature of Business. Engage in any line of business substantially different from the Business.
Transactions with Affiliates. Enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties as would be obtainable by the Loan Parties at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided, that the foregoing restriction shall not apply to any transaction between or among the Loan Parties not prohibited hereunder.
Burdensome Agreements. Enter into, permit any Subsidiary to enter into, or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document or any First Lien Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary to Guarantee the Secured Obligations, (iii) of any Subsidiary to make or repay loans to a Loan Party, or (iv) of the Loan Parties or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Collateral Agent; provided, however, that this clause (iv) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under and in accordance with clauses (e) (solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness), (g), (h) (solely to the extent any such negative pledge relates to the Subsidiary acquired pursuant to a Permitted Acquisition) or (k) (solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness) of Section 7.03; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that (x) the foregoing shall not apply to restrictions and conditions imposed by applicable Law, (y) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary permitted hereunder pending such sale, provided, that such restrictions and conditions apply only to the Subsidiary that is to be sold and (z) clause (a)(iv) of this Section shall not apply to customary provisions in leases restricting the assignment thereof or the granting of a leasehold mortgage thereon.
Use of Proceeds~~Use of Proceeds~~. Use the proceeds of the Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.
Amendment of Organizational Documents, Material Indebtedness or Certain Contracts~~.~~ .

~~LEGAL_US_E # 171984019.2~~

(t)Amend, modify or waive (a) its Organization Documents in a manner materially adverse to the Credit Parties, (b) the definition of “Licensed Merchandise” under any Licensed Merchandise Agreement, or (c) any other provisions of any Licensed Merchandise Agreement or any Loan Party’s rights under any Material Indebtedness, in each case to the extent that such amendment, modification or waiver (i) would violate, or compliance with which could reasonably be expected to result in the violation of, any Loan Document, (ii) otherwise could reasonably be expected to be materially adverse to the interests of the Credit Parties, taken as a whole, or (iii) could be reasonably expected to have a Material Adverse Effect.
(u)Enter into, amend, modify or otherwise supplement any advisory, consulting, investment banking or other similar third party engagements (including with respect to the CRO and Investment Bank) with any Loan Party or any Subsidiary, except to the extent such amendments, modifications or engagements are approved by the CRO and are on terms and conditions reasonably acceptable to the First Lien Agent.
Corporate Name; Fiscal Year.
(v)Change the Fiscal Year of any Loan Party, or the material accounting policies or reporting practices of the Loan Parties, except as required by GAAP.
(w)Effect or permit any change referred to in Section 6.14 unless (i) the Collateral Agent’s written acknowledgement that all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected second priority security interest in all the Collateral for its own benefit and the benefit of the other Credit Parties, and (ii) after giving effect to any change to the location of the Collateral, all Collateral shall be located within the United States.
Anti-Layering. The Borrower shall not, and shall not permit any Guarantor to create, incur, assume or suffer to exist (x) Indebtedness (including Indebtedness acquired or assumed as part of an acquisition) that is contractually subordinated or junior in right of payment to any Indebtedness of the Borrower or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Loans or the applicable Guarantor’s guarantee of the Loans to the extent and in the same manner as such Indebtedness is subordinated in right of payment to other Indebtedness of the Borrower or such Guarantor, as the case may be, or (y) any Indebtedness that is secured and which is, by its express terms, subordinated as to rights to receive, or subject to turnover of, payments or proceeds of collateral to any other Indebtedness of the Borrower or such Guarantor secured in whole or in part by the same collateral (including any “first-loss” or “last-out” tranche under the First Lien Loan Documents or the documentation governing any other first lien facilities), unless both (1) such Indebtedness ranks pari passu or junior in right of payment to the Loans and (2) the liens securing such Indebtedness rank pari passu or junior to the liens securing the Loans.
~~[Intentionally Omitted.]~~ Financial Covenants.
(d)Commencing on September 30, 2023, permit Consolidated EBITDA for the Measurement Period ending on each date set forth below to be less than the corresponding amount set forth below:

Measurement Period Ending	Minimum Consolidated EBITDA
Fiscal Month ended September, 2023	$10,315,330

~~LEGAL_US_E # 171984019.2~~

Fiscal Month ended October, 2023	$15,256,540
Fiscal Month ended November, 2023	$9,077,550
Fiscal Month ended December, 2023	$18,372,410
Fiscal Month ended January, 2024	$20,535,180
Fiscal Month ended February, 2024	$41,067,840
Fiscal Month ended March, 2024	$38,098,580
Fiscal Month ended April, 2024	$42,774,020
Fiscal Month ended May, 2024	$44,696,020
Fiscal Month ended June, 2024	$46,828,780
Fiscal Month ended July, 2024	$49,630,320
Fiscal Month ended August, 2024	$50,813,210

~~LEGAL_US_E # 171984019.2~~

Fiscal Month ended September, 2024	$56,690,000
Fiscal Month ended October, 2024	$57,324,000
Fiscal Month ended November, 2024	$56,515,000
Fiscal Month ended December, 2024	$55,168,000

(e)Any waiver or modification by the First Lien Agent of any provisions set forth in Section 7.15 of the First Lien Credit Agreement shall be deemed a waiver or modification, as applicable, of such corresponding provisions in this Section 7.15.
Variance Covenant.
(f)On each of July 29, 2023 and August 5, 2023, permit Actual Disbursement Amounts for each rolling Cumulative Four-Week Period then ended to exceed the Budgeted Disbursement Amounts for such Cumulative Four-Week Period reflected in the applicable Approved Budget(s) by an amount greater than ten percent (10.0%) of such Budgeted Disbursement Amounts for such period.
(g)~~7.16  Variance Covenant. From and after the commencement of the Variance Testing Period on a weekly basis (x) commencing June 10~~Commencing August 12, 2023, with respect to each ~~of~~ Prior Week occurring thereafter ~~(until a Cumulative Four-Week Period has elapsed after June 3, 2023)~~, permit (i) Actual Disbursement Amounts for any Prior Week to exceed the Budgeted Disbursement Amounts, as reflected in the applicable Approved Budget, for such Prior Week by an amount greater than ~~fifteen percent (15.0%) of such Budgeted Disbursement Amounts for such Prior Week and (y) commencing as of first~~ten percent (10.0%) (or, until a full Cumulative Four-Week Period after ~~June 3~~August 12, 2023~~, permit Actual Disbursement Amounts for each rolling~~  shall have occurred, such greater percentage as may be agreed to in writing by the First Lien Agent in its sole discretion), (ii) Actual Cash Receipts for any Prior Week to be less than an amount equal to ninety percent (90.0%) (or, until a full Cumulative Four-Week Period ~~to exceed~~after August 12, 2023 shall have occurred, such lower percentage as may be agreed to in writing by the First Lien Agent in its sole discretion) of the Budgeted ~~Disbursement Amounts~~Cash Receipts for such ~~Cumulative Four-Week Period~~Prior Week, as reflected in the applicable Approved Budget~~(s) by an amount greater than ten percent (10.0%) of such Budgeted Disbursement Amounts for such period. Each Loan Party agrees to provide the Administrative Agent with such information and detail concerning weekly third-party vendor payable disbursements as may be reasonably requested by the Administrative Agent, including reasonable opportunity to communicate with and discuss with the Borrower’s management and its advisors to understand necessary disbursements. Any waiver by the First Lien Agent of any provisions set forth in Section 7.16 of the First Lien Credit Agreement shall be~~

~~LEGAL_US_E # 171984019.2~~

~~deemed a waiver of such corresponding provisions in this Section 7.16.~~ and (iii) Actual Inventory Receipts for any Prior Week to be less than an amount equal to ninety percent (90.0%) (or, until a full Cumulative Four-Week Period after August 12, 2023 shall have occurred, such lower percentage as may be agreed to in writing by the First Lien Agent in its sole discretion) of the Budgeted Inventory Receipts for such Prior Week, as reflected in the applicable Approved Budget, in each case solely with respect to BNCB.
(h)Commencing as of the first full Cumulative Four-Week Period after August 12, 2023, with respect to each Cumulative Four-Week Period occurring thereafter, permit (i) Actual Disbursement Amounts for any Cumulative Four-Week Period to exceed the Budgeted Disbursement Amounts for such Cumulative Four-Week Period, as reflected in the applicable Approved Budget, by an amount greater than ten percent (10.0%), (ii) Actual Cash Receipts for any Cumulative Four-Week Period to be less than an amount equal to ninety percent (90.0%) of the Budgeted Cash Receipts for such Cumulative Four-Week Period, as reflected in the applicable Approved Budget, (iii) Actual Inventory Receipts for any Cumulative Four-Week Period to be less than an amount equal to ninety percent (90.0%) of the Budgeted Inventory Receipts for such Cumulative Four-Week Period, as reflected in the applicable Approved Budget, and (iv) Actual Net Cash Flow for any Cumulative Four-Week Period (1) if projected to be a positive amount, to be less than an amount equal to ninety percent (90.0%) of the Budgeted Net Cash Flow for such Cumulative Four-Week Period and (2) if projected to be a negative amount, to be greater than ten percent (10.0%) of the Budgeted Net Cash Flow for such Cumulative Four-Week Period, each, as reflected in the applicable Approved Budget, in each case of the foregoing clauses (i), (ii) and (iii) solely with respect to BNBC.
(i)Any waiver or modification by the First Lien Agent of any provisions set forth in Section 7.16 of the First Lien Credit Agreement shall be deemed a waiver or modification, as applicable, of such corresponding provisions in this Section 7.16.
Sanctions. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Collateral Agent, or otherwise) of Sanctions.
Anti-Corruption Laws. Directly or, to the knowledge of any Loan Party, indirectly use the proceeds of the Loans for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

EVENTS OF DEFAULT AND REMEDIES
Events of Default. Any of the events referred to in the below clauses of this Section 8.01 shall constitute an Event of Default:
(a)Non-Payment. The Borrower fails to pay when and as required to be paid herein, (i) any amount of principal of the Loans, or (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. ~~(i)~~ Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section ~~6.01~~6.01, Section ~~6.02~~6.02, Section ~~6.03~~6.03, Section ~~6.05~~6.05, Section ~~6.07~~6.07, Section ~~6.10~~6.10, Section ~~6.11~~6.11, Section ~~6.12~~6.12, Section ~~6.23~~6.23 (and except for any such failure under Section ~~6.23(a)(iii)~~6.23(a)(ii) and Section 6.23(a)(iii) (which shall constitute an immediate Event of Default) such failure under Section ~~6.23~~6.23 continues for three (3) Business Days), Section ~~6.24~~ 6.24, Section 6.25, or Article VII; or

~~LEGAL_US_E # 171984019.2~~

(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or
(d)Representations and Warranties. Any representation, warranty, certification or statement of fact made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default. (i) Any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts), or (B) fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Loan Party as a result thereof is greater than $~~20,000,000~~15,000,000; or
(f)Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or a proceeding shall be commenced or a petition filed, without the application or consent of such Person, seeking or requesting the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed and the appointment continues undischarged, undismissed or unstayed for 60 calendar days or an order or decree approving or ordering any of the foregoing shall be entered; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding, or any Loan Party shall take any action to institute or effect any of the foregoing, or any Loan Party becomes subject to a Bail-In Action; or
(g)Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due in the ordinary course of business, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against any Loan Party one or more judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

~~LEGAL_US_E # 171984019.2~~

(i)ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount which could reasonably likely result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably likely result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, it being understood that the application of Write-Down and Conversion Powers by any EEA Resolution Authority (or the public announcement of the impending application of such powers) with respect to any liabilities of a Loan Party under any Loan Document shall be deemed an Event of Default under this clause; or
(k)Change of Control. There occurs any Change of Control; or
(l)Cessation of Business. The Loan Parties, taken as a whole, shall take any action to suspend all or substantially all operations of their Business or liquidate all or a material portion of their assets or Store locations, or employ an agent or other third party to conduct a program of closings, liquidations or “Going-Out-Of-Business” sales of any material portion of its business~~.~~; or
(m)Acceleration of Trade Terms. The stated payment terms under the VitalSource Supply Contract are accelerated (i.e., shortened) from the payment terms in effect as of the Third Amendment Effective Date.
Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, or, at the request of the Required Lenders shall, take any or all of the following actions:
(n)[reserved];
(o)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties;
(p)[reserved]; and
(q)whether or not the maturity of any of the Secured Obligations shall have been accelerated pursuant hereto, subject to the terms and conditions of the Intercreditor Agreement, proceed to protect, enforce and exercise all rights and remedies of the Credit Parties under this Agreement, any of the other Loan Documents or applicable Law, including, but not limited to, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Secured Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Credit Parties;

~~LEGAL_US_E # 171984019.2~~

provided, however, that upon the occurrence of any Event of Default under Section 8.01(f) or Section 8.1(g), the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.
No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.
Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Secured Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, Credit Party Expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent and amounts payable under Article III) payable to the Administrative Agent and the Collateral Agent, each in its capacity as such;
Second, to payment of that portion of the Obligations constituting indemnities, Credit Party Expenses, and other amounts (other than principal, interest and fees) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, and fees (in each case, as payable to the Lenders), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to payment of all other Obligations, ratably among the Credit Parties in proportion to the respective amounts described in this clause Fifth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

ADMINISTRATIVE AGENT
Appointment and Authority~~.~~ .
(r)Each of the Lenders hereby irrevocably appoints TopLids LendCo, LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party or any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions.
(s)Each of the Lenders (in its capacities as a Lender) hereby irrevocably appoints TopLids LendCo, LLC as Collateral Agent and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are

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reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c)), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents, as if set forth in full herein with respect thereto.
(t)[reserved].
(u)It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Rights as a Lender. The Persons serving as the Agents hereunder shall have the same rights and powers in their capacity as a Lender as any other Lender and may exercise the same as though they were not the Administrative Agent or the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent or the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent or the Collateral Agent hereunder and without any duty to account therefor to the Lenders.
Exculpatory Provisions. The Agents shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agents:
(v)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
(w)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and
shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.
No Agent shall be liable for any action taken or not taken by it (i) with the Consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.
The Agents shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Loan Parties or a Lender. In the event that the

~~LEGAL_US_E # 171984019.2~~

Agents obtain such actual knowledge or receive such a notice, the Agents shall give prompt notice thereof to each of the other Credit Parties. Upon the occurrence of an Event of Default, the Agents shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Lenders. Unless and until the Agents shall have received such direction, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Event of Default as they, or either of them, shall deem advisable in the best interest of the Credit Parties. In no event shall the Agents be required to comply with any such directions to the extent that any Agent believes that its compliance with such directions would be unlawful.
The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.
Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including, but not limited to, any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent. No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct or breach in bad faith in the selection of such sub-agents.
Resignation of Agents. Either Agent may at any time give written notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and, so long as no Event of Default has occurred and is continuing, shall be reasonably acceptable to the Borrower. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed to by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders (and so long as no Event of Default has occurred and is continuing, with the written consent of the Borrower, not to be unreasonably withheld or delayed) appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided, that whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. If no such successor shall have been so

~~LEGAL_US_E # 171984019.2~~

appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.06. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring (or removed) Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring (or removed) Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring (or removed) Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Administrative Agent or Collateral Agent hereunder.
Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent to any Lender as to any matter, including whether the Administrative Agent or the Collateral Agent have disclosed material information in their (or their Related Parties’) possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender agrees not to assert a claim in contravention of the foregoing. Each Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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[Intentionally Omitted]~~.~~ .
Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise
(x)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent, such Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and such Credit Parties under Section 10.04) allowed in such judicial proceeding; and
(y)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, the Credit Parties irrevocably authorize the Agents,
(z)to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon all Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) becoming Fully Satisfied, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (iii) with respect to any Lien upon any Excluded Asset, in accordance with the terms and conditions of the Intercreditor Agreement, any other intercreditor agreement and Security Documents applicable thereto, (iv) with respect to any Liens on property constituting less than all or substantially all of the Collateral, if approved, authorized or ratified in writing by the Required Lenders or (v) in connection with any release effected pursuant to Section 9.10(c) or Section 11.12 to the extent such Lien was granted by the Loan Party being released;
(aa)to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (j) of Section 7.01; and
(bb)    subject to the limitations set forth in Section 11.12, as applicable, to release or confirm the release of any Loan Party from its obligations hereunder, under the Facility Guaranty, and each other applicable Loan Document if such Person ceases to be a Subsidiary or becomes an Immaterial Subsidiary as a result of a transaction permitted hereunder.
Upon request by any Agent at any time, the applicable Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document

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pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Agents will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty and each other applicable Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.10.
No Agent shall be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Notice of Transfer. The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Secured Obligations for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.
Reports and Financial Statements. By signing this Agreement, each Lender:
(cc)    [reserved];
(dd)    is deemed to have requested that the Administrative Agent furnish such Lender, promptly after they become available, copies of all financial statements required to be delivered by the Borrower hereunder;
(ee)    expressly agrees and acknowledges that the Administrative Agent makes no representation or warranty as to the accuracy of the financial statements, and shall not be liable for any information contained in any financial statement;
(ff)    [reserved]; and
(gg)    agrees to keep all financial statements confidential in accordance with the provisions of Section 10.07 hereof.
Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable Law of the United States can be perfected only by possession. Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Agents thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
Indemnification of Agents. The Lenders shall indemnify the Agents (and any sub-agent thereof), and each Related Party of any of the foregoing acting for the Agents (or any sub-agent thereof) (each such Person being called an “Agent Indemnitee”) (to the extent not reimbursed by the Loan Parties and without limiting the obligations of the Loan Parties hereunder), ratably according to their Applicable Percentages, against, and hold each Agent Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Agent Indemnitee), incurred by any Agent Indemnitee or asserted against any Agent Indemnitee by any third party or by any Lender, the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts

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paid by any Credit Party to, a Blocked Account Bank or securities intermediary or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Lender, Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Agent Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Agent Indemnitee; provided, that such indemnity shall not, as to any Agent Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Indemnitee. The obligations of the Lenders under this Section 9.14 are subject to the provisions of Section 2.12(d).
Relation among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender.
[Intentionally Omitted.]
Certain ERISA Matters~~.~~.
(hh)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
ARTICLE VI
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
ARTICLE VII
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
ARTICLE VIIII
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
ARTICLE IX
(a)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and ~~covenant~~ “in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further

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(x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

MISCELLANEOUS
Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no Consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent, with the Consent of the Required Lenders), and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or Consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(b)waive any condition set forth in Section 4.01 without the written Consent of each Lender;
(c)[reserved];
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any of the other Loan Documents without the written Consent of each Lender directly and adversely affected thereby;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written Consent of each Lender directly and adversely affected thereby; provided, however, that only the Consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest in respect of Loans at the Default Rate;
(f)change Section 2.05(a) Section 2.05(b), Section 2.05(c), Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing or order of application of payments required thereby without the written Consent of each Lender;
(g)change any provision of this Section 10.01 or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written Consent of each Lender that is included in such definition or subject to such provision;
(h)release all or substantially all of the Guarantors from their respective obligations under the Facility Guaranty (except as otherwise permitted herein or in the other Loan Documents as in effect on the First Amendment Effective Date), without the written Consent of each Lender;
(i)except for Permitted Dispositions and as otherwise expressly permitted in Section 9.10 as in effect on the First Amendment Effective Date, release all or substantially all of the Collateral from the Liens of the Security Documents without the written Consent of each Lender;
(j)[reserved];

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(k)[reserved];
(l)[reserved]; or
(m)except as otherwise expressly permitted herein or in any other Loan Document as in effect on the First Amendment ~~Effecitve~~Effective Date, subordinate, the Obligations hereunder to any other Indebtedness, and, except as otherwise expressly permitted herein or in any other Loan Document, subordinate the Liens granted hereunder or under the other Loan Documents to any other Lien without the written Consent of each Lender;
and, provided, further, that (i) no amendment, waiver or Consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) no amendment, waiver or Consent shall, unless in writing and signed by the Collateral Agent in addition to the Lenders required above, affect the rights or duties of the Collateral Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Credit Party that is not a Lender or Agent under this Agreement shall have any right to approve or disapprove any amendment, waiver or Consent hereunder.
If any Lender does not Consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the Consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.13; provided, that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
Notices; Effectiveness; Electronic Communications.
(n)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or electronic communication (subject to clause (b) below) as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)if to the Loan Parties or the Agents, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(o)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article II

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by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(p)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agents or any of their Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or breach in bad faith of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(q)Change of Address, Etc. Each of the Loan Parties and the Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Agents. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(r)Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Agents, each Lender and the

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Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties, except to the extent resulting from the gross negligence, willful misconduct or breach in bad faith of such Person as determined by a final and nonappealable judgment of a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the Agents may be recorded by the Agents, and each of the parties hereto hereby consents to such recording.
No Waiver; Cumulative Remedies. No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent and the Collateral Agent in accordance with, as applicable, Section 8.02, the Security Agreement and the other Loan Documents for the benefit of all the Credit Parties; provided, however, that the foregoing shall not prohibit (a) each of the Administrative Agent and the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent or Collateral Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as the case may be, pursuant to Section 8.02, the Security Agreement or the other Loan Documents and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Expenses; Indemnity; Damage Waiver.
(s)Costs and Expenses. The Borrower shall pay all Credit Party Expenses.
Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agents (and any sub-agent thereof), each other Credit Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including the reasonable fees, charges and disbursements of ~~one primary counsel to the Administrative Agent, one primary counsel to the other Indemnitees taken as a whole, and if necessary, one local counsel in each relevant jurisdiction, one specialty counsel for each relevant specialty and one or more additional counsel if one or more conflicts of interest, or perceived conflicts of interest, arise (which shall be limited to one counsel for each group of similar affected Indemnitees))~~counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agents (and any sub-agents thereof) and their Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Credit

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Party to, a Blocked Account Bank or securities intermediary or other Person which has entered into a control agreement with any Credit Party hereunder, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from either (A) the gross negligence or willful misconduct of such Indemnitee or breach in bad faith by such Indemnitee of its obligations under this Agreement or any other Loan Document or (B) a dispute solely among Indemnitees (other than any claims against any Indemnitee in its capacity as the Administrative Agent or any similar role under the Loan Documents) and not arising out of any act or omission of the Borrower or any of its Subsidiaries or Affiliates. Without limitation of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.
(t)Reimbursement by Lenders. Without limiting the Lenders’ obligations under Section 9.14, hereof, to the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section 10.04 to be paid by it to any Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent) in its capacity as such, or against any Related Party acting for the Agents (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(u)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct or breach in bad faith of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(v)Payments. All amounts due under this Section 10.04 shall be payable no later than three (3) Business Days after demand therefor.
(w)Survival. The agreements in this Section 10.04 shall survive the resignation of any Agent, the assignment of any Loan by any Lender, the replacement of any Lender, and the repayment, satisfaction or discharge of all the other Obligations.
Payments Set Aside. To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agents upon demand its pro rata share of any amount so recovered from or repaid by the Agents, plus interest

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thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Successors and Assigns~~.~~ .
(x)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written Consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of subsection Section 10.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section 10.06 and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(y)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it; provided, that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that the Borrower shall in all events be notified of an assignment (regardless of whether a Default or an Event of Default has occurred).
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans assigned;
(iii)Required Consents. No consent to an assignment by a Lender shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section ~~and, in addition, the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender of an Affiliate of a Lender; provided, however, that the Borrower shall be deemed to have consented if it has not responded within five (5) Business Days following any written request for such consent given pursuant to Section 10.02.~~.

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(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to a natural Person (or a holding company investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.04, Section 3.05, and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
(z)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(aa)Participations. Any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.

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The Loan Parties agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant (A) agrees to be subject to the provisions of Section 3.06 and Section 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(bb)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, any central bank or any other funding source; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(cc)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, provided, that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Treatment of Certain Information; Confidentiality. Each of the Credit Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over it (including any Federal Reserve Bank, any central bank or any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided, that if lawful and practicable to do so under the circumstances, the Borrower is given (with reasonable promptness) prior written notice of the request for production of such Information, except for Information

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provided to regulators in the ordinary course of bank regulatory oversight, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to any Credit Party or any of their respective Affiliates on a non-confidential basis from a source other than the Loan Parties. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from the Loan Parties or any Subsidiary thereof relating to the Loan Parties or any Subsidiary thereof or their respective businesses, other than any such information that is available to any Credit Party on a non-confidential basis prior to disclosure by the Loan Parties or any Subsidiary thereof, provided, that in the case of information received from any Loan Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Credit Parties acknowledges that (a) the Information may include material non-public information concerning the Loan Parties or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
Right of Setoff. If an Event of Default under clause (a) of Section 8.01 shall have occurred and be continuing or if any Lender shall have been served with a trustee process or similar attachment relating to property of a Loan Party, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent or the Required Lenders, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but excluding deposits in Excluded Accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party (other than obligations under the Merchandising Agreement) against any and all of the Secured Obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, regardless of the adequacy of the Collateral, and irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office obligated on such indebtedness. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.
Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal,

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refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Counterparts; Integration; Effectiveness; Electronic Signatures. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. This Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties, the Administrative Agent and each of the other Credit Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the other Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, no Agent is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent any Agent has agreed to accept such Electronic Signature, the Agents and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or Credit Party without further verification and (b) upon the request of any Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed (wet ink signature) counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
No Agent shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Agents’ reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Agents shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document

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based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against each Agent, each Credit Party and each Related Party for any liabilities arising solely from any Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Credit Parties, regardless of any investigation made by any Credit Party or on their behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default at the time of the making of the Loans, and shall continue in full force and effect as long as any Loan or any other Secured Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. Further, the provisions of Section 3.01, Section 3.04, Section 3.05 and Section 10.04 and Article IX shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Agents may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to or under Section 10.04 hereof.
Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Non-Consenting Lender, or if any other circumstance exists hereunder that expressly gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 and Section 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:
(dd)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(ee)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts));
(ff)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(gg)    such assignment does not conflict with applicable Laws; and
(hh)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Governing Law; Jurisdiction; Etc.
(ii)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).
(jj)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH LOAN PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(kk)    WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.14(b). EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(ll)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(mm)    ACTIONS COMMENCED BY LOAN PARTIES. EACH LOAN PARTY AGREES THAT ANY ACTION COMMENCED BY ANY LOAN PARTY ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AS THE ADMINISTRATIVE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

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CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Loan Parties each acknowledge and agree that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, and each of the Loan Parties is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, except as otherwise agreed by the Borrower and any Credit Party in writing, each Credit Party is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) unless otherwise agreed by the Borrower and any Credit Party in writing, none of the Credit Parties has assumed or will assume an advisory responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) no Credit Party has assumed or will assume an agency responsibility (except as may otherwise be agreed in writing by the Borrower and any Credit Party) or fiduciary responsibility in any Loan Party’s or its Affiliates’ favor with respect to any of the transactions contemplated hereby (including with respect to any amendment, waiver or other modification hereof or of any other Loan Document) or the process leading thereto (irrespective of whether any Credit Party has advised or is currently advising you or your affiliates on other matters); (v) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (vi) the Credit Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Loan Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against each of the Credit Parties with respect to any breach or alleged breach of agency (except for any agency responsibilities otherwise agreed by the Borrower and any Credit Party in writing) or fiduciary duty.
USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
Foreign Assets Control Regulations. Neither of the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States

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Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Patriot Act. Furthermore, none of the Borrower or its Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative of any such order.
Time of the Essence. Time is of the essence of the Loan Documents.
Press Releases. Subject to prior notification and consent by the Borrower (which consent shall not be unreasonably withheld) to the form of advertising materials to be used from time to time, the Administrative Agent and any Lender shall be permitted to use a Loan Party’s name, product photographs, logo or trademark in any advertising material relating to the financing transactions contemplated by this Agreement. The Administrative Agent or such Lender shall provide a draft of any advertising material to the Borrower for review and comment reasonably prior to the initial publication thereof. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.
Additional Waivers; Keepwell~~.~~.
(a)The Secured Obligations are the joint and several obligation of each Loan Party. To the fullest extent permitted by applicable Law, the Secured Obligations of each Loan Party shall not be affected by (i) the failure of any Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Collateral Agent or any other Credit Party.
(b)The obligations of each Loan Party shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Secured Obligations after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Secured Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Secured Obligations after the termination of the Commitments).
(c)To the fullest extent permitted by applicable Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Secured Obligations and the termination of the Commitments. The Collateral Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Secured Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Secured Obligations have been

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indefeasibly paid in full in cash and the Commitments have been terminated. Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.
(d)Upon payment by any Loan Party of any Secured Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Secured Obligations and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Secured Obligations, whether matured or unmatured, in accordance with the terms of this Agreement and the other Loan Documents.
(e)Without limiting the generality of the foregoing, or of any other waiver or other provision set forth in this Agreement, each Loan Party hereby absolutely, knowingly, unconditionally, and expressly waives any and all claim, defense or benefit arising directly or indirectly under any one or more of Sections 2787 to 2855 inclusive of the California Civil Code or any similar law of California.
(f)Each Loan Party that is a Qualified ECP Guarantor at the time the Guarantee or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guarantee and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.21(f) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.21(f).
No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

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Copies and Facsimiles. This Agreement and all other documents (including, without limitation, the Loan Documents) which have been or may be hereinafter furnished by any Loan Party to any Agent or any Lender may be reproduced by such Agent or such Lender by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.
Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(b)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(c)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and other security interests granted to the Collateral Agent pursuant to or in connection with this Agreement, the terms of any Security Document, and the exercise of any right or remedy by the Administrative Agent or Collateral Agent hereunder or thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall control.

GUARANTY
Guaranty. Each Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.
Guaranty of Payment. This Facility Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require any Agent or any Lender to sue the Borrower, any Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

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9.03    No Discharge or Diminishment of Facility Guaranty.
(a)Except as otherwise provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Guaranteed Obligations being Fully Satisfied), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Obligated Party, any Agent, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.
(b)The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or Regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the Secured Obligations being Fully Satisfied).
Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Guarantor, other than the Guaranteed Obligations being Fully Satisfied. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Guarantor under this Facility Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Obligated Party or any security.
Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Guarantors have fully performed all their obligations to the Agents and the Lenders. Notwithstanding anything to the contrary contained in this

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Facility Guaranty or any other Loan Document, no Guarantor may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed to seek recourse against or with respect to any property or asset of, any other Guarantor (any such Guarantor, a “Foreclosed Guarantor”) or any Subsidiary of any Foreclosed Guarantor, including after the Termination Date, if all or any portion of the Guaranteed Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of any such Foreclosed Guarantor which Equity Interests constitute Collateral, whether pursuant to the Loan Documents or otherwise.
Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Guarantor’s obligations under this Facility Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.
Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Facility Guaranty, and agrees that none of the Agents or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
[Intentionally Omitted.]
Maximum Liability. The provisions of this Facility Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Facility Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Facility Guaranty, then, notwithstanding any other provision of this Facility Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section 11.09 with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Facility Guaranty or affecting the rights and remedies of the Lenders hereunder, provided, that nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability. Notwithstanding the foregoing, nothing contained in this Agreement (including any provisions of this Article XI to the contrary) shall limit the liability of the Borrower in respect of all of the Secured Obligations.
Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Facility Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Facility Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XI, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the

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Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Facility Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Guaranteed Obligations being Fully Satisfied. This provision is for the benefit of all of the Agents, the Lenders, the Borrower and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
Liability Cumulative. The liability of each Loan Party as a Guarantor under this Article XI is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
~~11.12 Release of Guarantors and Borrower. Notwithstanding anything in Section 10.01(g) to the contrary, but subject to the proviso in the definition of “Guarantors”, so long as no Event of Default has occurred and is continuing, (i) a Guarantor that is a Subsidiary shall automatically be released from its obligations hereunder, its Facility Guaranty and each other applicable Loan Document upon the consummation of any transaction permitted hereunder as a result of which such Guarantor ceases to be a Subsidiary of the Borrower and (ii) if a Guarantor is or becomes an Immaterial Subsidiary, and such release would not result in any Immaterial Subsidiary being required pursuant to Section 6.12(d) to become a Loan Party hereunder (except to the extent that on and as of the date of such release, one or more other Immaterial Subsidiaries become Guarantors hereunder and the provisions of Section 6.12(d) are satisfied upon giving effect to all such additions and releases), such Guarantor shall be automatically released from its obligations hereunder, its Facility Guaranty and each other applicable Loan Document upon notification thereof from the Borrower to the Agent. In connection with any such release, the Agent shall execute and deliver to any Guarantor that is a Subsidiary, at such Guarantor’s or the Borrower’s expense, all documents that such Guarantor or the Borrower shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 11.12 shall be without recourse to or warranty by the Agent.~~
9.04    [Reserved].
Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
the effects of any Bail-In Action on any such liability, including, if applicable:
a reduction in full or in part or cancellation of any such liability;
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of

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ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
As used in this Section 11.14, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages follow]

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ANNEX II

University Contracts

1.University of Notre Dame
2.Harvard University
3.Kentucky Community & Technical College
4.University of North Carolina at Chapel Hill
5.University of Central Florida
6.Penn State University
7.Ive Tech Community College
8.Florida International University
9.Texas A&M University
10.University of Kentucky
11.University of Connecticut
12.University of Pennsylvania
13.Columbia University in the City of New York
14.University of Arkansas (2)
15.University of South Carolina
16.Georgetown University
17.Liberty University
18.Houston Community College
19.University of Delaware
20.Louisiana State University (2)
21.Boston University
22.George Mason University
23.Sam Houston State University
24.Mississippi State University
25.Georgia Institute of Technology
26.Ivy Tech Community College
27.Florida International University
28.University of Connecticut
29.Sam Houston State University
30.Mississippi State University
31.North Carolina A&T State University
32.Tulane University
33.Eastern Kentucky University
34.University of North Carolina at Greensboro
35.University of Southern Mississippi
36.Delgado Community College
37.Western Kentucky University
38.Coastal Carolina University
39.Alamo Colleges – San Antonio (2)
40.Hinds Community College
41.The University of Memphis
42.Morgan State University
43.Providence College
44.Alamo Colleges – Nortwest Vista
45.Mercer University (2)
46.Norfolk State University
47.Florida A&M University
48.Lousiana Tech University
49.Campbell University
50.Winston-Salem State University